            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                FEBRUARY 27, 1998


                           1940 ACT FILE NO. 811-4975


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-2

                             REGISTRATION STATEMENT

         UNDER THE INVESTMENT COMPANY ACT OF 1940             |X|

                           Amendment No. 12                   |X|


                          MFS MULTIMARKET INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000

                                Stephen E. Cavan
                               Secretary and Clerk
                          MFS Multimarket Income Trust
                  c/o Massachusetts Financial Services Company
                               500 Boylston Street
                           Boston, Massachusetts 02116
                     (Name and Address of Agent for Service)
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                                        2

                          MFS MULTIMARKET INCOME TRUST
                                     PART A.

                      INFORMATION REQUIRED IN A PROSPECTUS




Items 1 and 2: Omitted pursuant to General Instruction G.3 to Form N-2.

Item 3.1  Fee Table:  Inapplicable - 1940 Act filing only.

Items 3.2, 4, 5, 6 and 7: Omitted  pursuant to General  Instruction  G.3 to Form
N-2.

Item 8.  General Description of Registrant:

         8.1.   General:   The  Registrant  is  a  closed-end,   non-diversified
management investment company which was organized as a business trust under the laws of The Commonwealth of Massachusetts on January 9, 1987.

         8.2, 8.3, and 8.4. Investment Objectives and Policies, Risk Factors and Other Policies:


                        INVESTMENT OBJECTIVE AND POLICIES


         The Registrant's investment objective is to provide a high level of current income through investment in fixed income securities. The investment objective and policies of the Registrant may, unless otherwise specifically stated, be changed by the Trustees of the Registrant without a vote of the shareholders. A change in the Registrant's objective may result in the Registrant having an investment objective different from the objective which a shareholder considered appropriate at the time of investment in the Registrant. The Registrant will attempt to achieve this objective by allocating portfolio assets among various categories of fixed income securities. The investment adviser, Massachusetts Financial Services Company, a Delaware corporation ("MFS" or "the Investment Adviser"), will monitor the Registrant's portfolio performance on an ongoing basis and reallocate assets in response to actual and anticipated market and economic changes. In pursuing this objective, preservation of capital will be a consideration, although capital appreciation, if any, will be incidental. There can be no assurance that the Registrant will achieve its investment objective.


         The Registrant will rely on the Investment Adviser to determine, based upon yields currently available for various categories of fixed income securities, the relative portions of the Registrant's assets which should be invested in particular markets. Markets selected will be those which offer the highest income available, except where differences in yield are not sufficient to
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                                        3

justify investments in higher risk securities. For the risk considerations involved, see "Special Considerations" below.


         The market categories in which the Registrant may invest its assets are: (i) high yielding corporate fixed income securities, some of which may involve equity features; (ii) debt securities issued by foreign governments and their political subdivisions; (iii) securities that are issued or guaranteed as to interest and principal by the U.S. Government, its agencies, authorities or instrumentalities ("Government Securities"), with related options; (iv) long-term or short-term municipal securities; (v) short-term corporate obligations and higher quality long-term corporate obligations; (vi) obligations of banks or savings and loan associations (including certificates of deposit and bankers' acceptances); and (vii) to the extent available and permissible, options and futures contracts on securities, currencies and indices as more fully described below. At any given time, the Registrant's portfolio may be entirely or only partially invested in a particular securities category. Under normal economic or market conditions, at least 80% of the Registrant's portfolio will be invested in fixed income securities. For this purpose the Registrant will consider preferred stocks to be convertible into fixed income securities. Up to 20% of the Registrant's assets may be invested in equity securities.

         Government Securities. The Registrant may invest in Government Securities, which include (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturities of one to 10 years), and U.S. Treasury bonds (generally maturities of greater than 10 years), all of which are backed by the full faith and credit of the United States; (ii) obligations issued or guaranteed by U.S. Government agencies or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"); some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Student Loan Marketing Association; and (iii) interests in trusts or other entities representing interests in obligations that are issued and guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. For a description of obligations issued or guaranteed by U.S. Government agencies or instrumentalities, see "Description of Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities" below.

         Government Securities do not generally involve the credit risks associated with other types of interest bearing securities, although, as a result, the yields available from Government Securities are generally lower than the yields available from corporate interest bearing securities. Like other interest bearing securities, however, the values of Government Securities change as interest rates fluctuate.

         Foreign Securities. The Registrant may invest up to 70% of its total assets in foreign securities which are not traded on a U.S. exchange (excluding American Depositary Receipts), which include fixed income securities that are issued by foreign governments or any of their political subdivisions that are considered stable by the Investment Adviser. The Trustees do not believe that the credit risk inherent in the obligations of stable foreign governments is

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                                   4

significantly greater than that of U.S. Government obligations. For the risk considerations involved, see "Special Considerations" below. Although the percentage of the Registrant's assets invested in securities issued abroad and denominated in foreign currencies ("non-U.S. dollar securities") will vary depending on the relative yield of such securities, the state of the economies of the countries in which the investments are made and such countries' financial markets, and the relationship of such countries' currencies to the U.S. dollar, under normal conditions the Registrant's portfolio of foreign securities will include those of a number of foreign countries. As a "non-diversified" investment company, the Registrant will be able to invest more than 5% of its assets in obligations of one or more foreign governments, to the extent consistent with federal income tax diversification requirements for qualification as a tax-exempt entity. The Registrant may also invest in fixed income securities issued by foreign companies and may hold foreign currency for hedging purposes. The Registrant may also hold foreign currency in anticipation of purchasing foreign securities.

         Investments in non-U.S. dollar securities are evaluated primarily on the strength of a particular currency against the U.S. dollar and on the interest rate climate of that country. Currency is judged on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data. In addition to the foregoing, interest rates are evaluated on the basis of differentials or anomalies that may exist between different countries.


         Brady Bonds. The Registrant may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Brazil, Bulgaria, Costa Rica, Croatia, the Dominican Republic, Ecuador, Jordan, Mexico, Morocco, Nigeria, Panama, Peru, the Phillippines, Poland, Slovenia, Uruguay and Venezuela. Brady Bonds have been issued only recently, and for that reason do not have a long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Brady Bonds are often viewed as having three or four valuation components; the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative.


         American Depositary Receipts. The Registrant may invest in American Depositary Receipts ("ADRs") which are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Registrant may invest in either type of ADR. Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Registrant may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Registrant's custodian in five days. The Registrant may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are traded in foreign currency.


         Emerging Market Securities. Consistent with the Registrant's objective and policies, the Registrant may invest in securities of issuers whose principal activities are located in emerging market countries. Emerging market countries include any country determined by the Investment Adviser to have an emerging market economy, taking into account a number of factors, including whether the country has a low- to middle-income economy according to the International Bank for Reconstruction and Development, the country's foreign currency debt rating, its political and economic stability and the development of its financial and capital markets. The Investment Adviser determines whether an issuer's principal activities are located in an emerging market country by considering such factors as its country of organization, the principal trading market for its securities and the source of its revenues and location of its assets. The issuer's principal activities generally are deemed to be located in a particular country if: (a) the security is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country;
(c) the issuer has its principal securities trading market in that country; (d) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (e) the issuer has 50% or more of its assets in that country.


         The risks of investing in foreign securities may be intensified in the case of investments in emerging markets. Securities of many issuers in emerging markets may be less liquid and more volatile than securities of comparable domestic issuers. Emerging markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods
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                                        6

when a portion of the assets of the Registrant is uninvested and no return is earned thereon. The inability of the Registrant to make intended security purchases due to settlement problems could cause the Registrant to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Registrant due to subsequent declines in value of the portfolio security, a decrease in the level of liquidity in the Registrant's portfolio, or, if the Registrant has entered into a contract to sell the security, in possible liability to the purchaser. Certain markets may require payment for securities before delivery, and in such markets the Registrant bears the risk that the securities will not be delivered and that the Registrant's payments will not be returned. Securities prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries of emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.


         Certain emerging markets may require governmental approval for the repatriation of investment income, capital or the proceeds of sale of securities of foreign investors. In addition, if a deterioration occurs in an emerging market's balance of payments or for other reasons a country could impose temporary restrictions on foreign capital remittances. The Registrant could be adversely effected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Registrant of any restrictions on investments.

         Investment in certain foreign emerging market debt obligations may be restricted or controlled to varying degrees. These restrictions or controls may at times preclude investment in certain foreign emerging market debt obligations and increase the expenses of the Registrant.

         Corporate Fixed Income Securities. Corporate fixed income securities of both domestic and foreign issuers in which the Registrant may invest include preferred and preference stock and all types of long-term or short-term debt obligations, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts and commercial paper (including obligations, such as repurchase agreements, secured by such instruments). Corporate fixed income securities may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participations based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).
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                                        7


         High yield corporate fixed income securities in which the Registrant may invest are ordinarily unrated or in the lower rating categories of recognized rating agencies (that is, ratings of Baa or lower by Moody's Investors Services, Inc. ("Moody's") or BBB or lower by Standard & Poor's Ratings Services ("S&P") or Fitch IBCA, Inc. ("Fitch")) and will involve greater volatility of price and risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) than securities in the higher rating categories. Certain unrated or lower rated fixed income securities, e.g., "junk bonds", are very speculative, involve high risk and may be questionable as to principal and interest payments. Securities rated Baa have speculative characteristics, securities rated Ba or BB or lower are considered speculative and securities rated below BBB or Baa may be questionable as to principal and interest payments. For a description of these and other rating categories, see "Description of Bond Ratings; Moody's Investors Service, Inc." and "Standard & Poor's Ratings Services" and "Fitch IBCA, Inc." below. No minimum rating standard is required for a purchase by the Registrant.


         The Registrant may invest up to 40% of the value of its total assets in each of the electric utility and telephone industries, but will not invest more than 25% in either of those industries unless yields available for four consecutive weeks in the four highest rating categories on new issue bonds in such industry (issue size of $50 million or more) have averaged in excess of 105% of yields of new issue long-term industrial bonds similarly rated (issue size of $50 million or more).

         Bank Obligations. The Registrant may invest in obligations of domestic and foreign banks which, at the date of investment, have capital, surplus and undivided profits (as of the date of their most recently published financial statements) in excess of $100 million. The Registrant may invest in obligations of other banks or savings and loan associations if such obligations are insured by the Federal Deposit Insurance Corporation.

         Municipal Obligations. The Registrant may invest in municipal obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies or instrumentalities when the Investment Adviser determines that they offer the highest income available, except where differences in yield are not sufficient to justify assuming the investment risk of such securities. Such municipal obligations may be unrated or in the medium and lower rating categories of recognized rating agencies, in which securities are speculative, involve high risk and are questionable as to principal and interest payments. For the risk considerations involved, see "Special Considerations" below.

         Other Investments. When the Investment Adviser believes that investing for temporary defensive purposes is appropriate, such as during periods of unusual market conditions, or when relative yields are deemed attractive, part or all of the Registrant's assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes, obligations issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities and repurchase agreements.

         The investment objective and policies described above may be changed without shareholder approval, except that the requirement that at least 80% of the Registrant's assets under normal circumstances be invested in fixed income securities is a fundamental policy and may not be changed without the approval of the holders of a majority of its shares (as defined below under "Investment Restrictions").


                              INVESTMENT PRACTICES


         The following investment practices apply to the portfolio investments of the Registrant:

         Options on U.S. and Foreign Government Securities. In an effort to increase current income and to reduce fluctuations in net asset value, the Registrant may write covered put and call options and purchase put and call options on U.S. and foreign government securities that are traded on United States and foreign securities exchanges and over-the-counter. This practice may result in the loss of principal under certain market conditions. For a further discussion of the use, risks and costs of options trading, see "Options and Futures" below.

         "Reset Options". In certain instances, the Registrant may enter into options on Treasury securities which provide for periodic adjustment of the premium during the term of each such option. Like other types of options, these transactions, which may be referred to as "reset options" or "adjustable strike options", grant the purchaser the right to purchase (in the case of a call) or sell (in the case of a put), a specified type and series of U.S. Treasury security at any time up to a stated expiration date (or, in certain instances, on such date). In contrast to other types of options, however, the price at which the underlying security may be purchased or sold under a "reset option" is determined at various intervals during the term of the option, and such price fluctuates from interval to interval based on changes in the market value of the underlying security. As a result, the strike price of a "reset option", at the time of exercise, may be less advantageous to the Registrant than if the strike price had been fixed at the initiation of the option. In addition, the premium paid for the purchase of the option may be determined at the termination, rather than the initiation, of the option. If the premium is paid at termination, the Registrant assumes the risk that (i) the premium may be less than the premium which would otherwise have been received at the initiation of the option because of such factors as the volatility in yield of the underlying Treasury security over the term of the option and adjustments made to the strike price of the option, and (ii) the option purchaser may default on its obligation to pay the premium at the termination of the option.

         Futures Contracts and Options on Futures Contracts. The Registrant may enter into contracts for the purchase or sale for future delivery of fixed income securities or contracts based on municipal bond or other financial indices including any index of U.S. or foreign government securities ("Futures Contracts") and may purchase and write options to buy or sell Futures Contracts ("Options on Futures Contracts"). Options on Futures Contracts to be written or purchased by the Registrant will be traded on U.S. and foreign exchanges. These investment techniques are designed only to hedge against anticipated future changes in interest rates which otherwise might either adversely affect the value of the Registrant's portfolio securities or adversely affect the prices of securities which the Registrant intends to purchase at a later date. Should interest rates move in an unexpected manner, the Registrant may not achieve the anticipated benefits of Futures Contracts or Options on Futures Contracts or may realize a loss. For further discussion of the use, risks and costs of Futures Contracts and Options on Futures Contracts, see "Options and Futures" below. The Trustees have adopted the requirement that Futures Contracts and Options on Futures Contracts only be used as a hedge and not for speculation.


         Options on Foreign Currencies. The Registrant may purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the dollar cost of foreign securities to be acquired. As in the case of other kinds of options, however, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received, and the Registrant could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Registrant's position, it may forfeit the entire amount of the premium plus related transactions costs. Options on foreign currencies to be written or purchased by the Registrant will be traded on U.S. and foreign exchanges or over-the-counter. For further discussion of the use, risks and costs of options on foreign currencies, see "Options and Futures" below.

         Forward Foreign Currency Exchange Contracts. The Registrant may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Registrant will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. The Registrant may also enter into a Forward Contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (referred to as a "cross hedge") if, in the judgment of the Investment Adviser, a reasonable degree of correlation can be expected between movements in the values of the two currencies. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Registrant may be required to forego the benefits of advantageous changes in exchange rates. The Registrant may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser expects that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Registrant may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Registrant will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Registrant may sustain losses which will reduce its gross income. Such transactions could involve significant risk of loss.

         The Registrant has established procedures which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Registrant satisfies this requirement through segregation of assets, it will segregate liquid assets, which will be marked to market on a daily basis, in an amount equal to the value of its commitments under Forward Contracts entered into by the Registrant. While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate Forward Contracts. In such event, the Registrant's ability to utilize Forward Contracts in the manner set forth above may be restricted.

         Lending of Portfolio Securities. The Registrant may seek to increase its income by lending portfolio securities under present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC. Such loans will usually be made only to member banks of the Federal Reserve System and member firms (and subsidiaries thereof) of the New York Stock Exchange, and would be required to be secured continuously by collateral in cash, U.S. Treasury securities, an irrevocable letter of credit or other collateral permissible under SEC policies and maintained on a current basis in an amount at least equal to the market value of the securities loaned. The Registrant would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice. For the duration of a loan, the Registrant would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned. The Registrant would also receive a fee from the borrower. The Registrant would also receive compensation from the investment of the collateral, less a fee paid to the borrower, if the collateral is in the form of cash. The Registrant would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Registrant would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to entities deemed by the Investment
Adviser to be of good standing, and when, in the judgment of the Investment Adviser, the consideration which can be earned currently from securities loans of this type justifies the attendant risk. If the Investment Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the value of the Registrant's assets.

         "When-Issued Securities". Securities may be purchased on a "when-issued" or on a "forward delivery" basis, which means that the obligations will usually be delivered at a future date beyond customary settlement time. The commitment to purchase a security for which payment will be made on a future date may be deemed a separate security. Although the Registrant is not limited to the amount of securities for which it may have commitments to purchase on such basis, it is expected that under normal circumstances, the Registrant will not commit more than 30% of its assets to such purchases. The Registrant does not pay for the securities until received or start earning interest on them until the contractual settlement date. While awaiting delivery of securities purchased on such bases, the Registrant will segregate liquid assets sufficient to cover its commitments. Although the Registrant does not intend to make such purchases for speculative purposes, purchases of securities on such bases may involve more risk than other types of purchases.

     Repurchase  Agreements.   The  Registrant  may  enter  into  repurchase
agreements in order to earn income on available cash or as a temporary defensive measure. Under a repurchase agreement, the Registrant acquires securities subject to the seller's agreement to repurchase at a specified time and price. If the seller becomes subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's right to liquidate the securities may be restricted (during which time the value of the securities could decline).

         The Registrant may enter into repurchase agreements with sellers who are member firms (or subsidiaries thereof) of the New York Stock Exchange, members of the Federal Reserve System, or recognized primary Government Securities dealers or institutions which the Investment Adviser has determined to be of comparable creditworthiness. The securities that the Registrant purchases and holds through its agent are U.S. Government Securities, the values of which are equal to or greater than the repurchase price agreed to be paid by the seller. The repurchase price may be higher than the purchase price, the difference being income to the Registrant, or the purchase and repurchase prices may be the same, with interest at a standard rate due to the Registrant together with the repurchase price on repurchase. In either case, the income to the Registrant is unrelated to the interest rate on the Government Securities.

         The repurchase agreement provides that in the event the seller fails to pay the amount agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Registrant will have the right to liquidate the securities. If at the time the Registrant is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's exercise of its right to liquidate the securities may be delayed (during which time the market value of the securities could decline, resulting in a net loss to the Registrant) and the Registrant may incur certain costs in attempting to exercise this right. The Registrant has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Registrant only enters into repurchase agreements after the Investment Adviser has determined that the seller is creditworthy, and the Investment Adviser monitors the seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Registrant has the right to make margin calls at any time if the value of the securities falls below the agreed upon collateral.


         Mortgage Pass-Through Securities. The Registrant may invest in mortgage pass-through securities that are Government Securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage pass-throughs are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or a part of a premium if any has been paid, and the actual yield (or total return) to the Registrant may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of the mortgage pass-through security generally will decline; however, when interest rates are declining, the value of mortgage pass-through securities with prepayment features may not increase as much as that of other fixed income securities.


         Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. These securities entitle the holder to receive all interests and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.


         The principal government guarantor of mortgage pass-through securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage pass-through securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

         Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government- sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved sellers/servicers which include state and federally-chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA and not guaranteed by the U.S. Government.

         FHLMC was created by Congress in 1970 as a corporate instrumentality of the U.S. Government for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) from FHLMC's national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans. Bonds issued by FHLMC are not guaranteed by the U.S. Government.

         Corporate Asset-Backed Securities. The Registrant may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.

         Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

         Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors to make payments on underlying assets, the securities may contain elements of credit support which fall into two categories: (1) liquidity protection and (2) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The Registrant will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated credit support or failure of the credit support could adversely affect the return on an investment in such a security.


         Mortgage "Dollar Roll" Transactions. The Registrant may enter into mortgage "dollar roll" transactions with selected banks and broker-dealers pursuant to which the Registrant sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. The Registrant records these transactions as sale and purchase transactions rather than as borrowing transactions. The Registrant will only enter into "covered rolls". A "covered roll" is a specific type of "dollar roll" for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the "dollar roll" transaction. During the roll period, the Registrant forgoes principal and interest paid on the mortgage- backed securities. The Registrant is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Registrant may also be compensated by receipt of a commitment fee.


         Leveraging. The Registrant may borrow money for investment from banks and through the issuance of bonds, debentures, notes or other instruments evidencing indebtedness ("Senior Securities") and invest the proceeds in accordance with the Registrant's investment objective and policies. In determining whether to employ leverage, the Trustees will consider such factors as the estimated spread between interest required to be paid on money borrowed by the Registrant and interest which can be earned by investing the proceeds of borrowings, as well as the level of distributions currently being made by the Registrant to its shareholders. Under the 1940 Act, the Registrant must maintain asset coverage (which is the ratio where the value of the total assets of the Registrant plus all liabilities and indebtedness not represented by Senior Securities bears to the aggregate amount of Senior Securities representing any indebtedness of the Registrant) of at least 300% with respect to Senior Securities representing indebtedness. The Registrant would issue Senior Securities to raise money to purchase securities for the Registrant's portfolio to preserve or enhance the Registrant's payment of dividends.

         Reverse Repurchase Agreements. The Registrant may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Registrant will sell securities and receive cash proceeds, subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest. There is a risk that the counter party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Registrant. The Registrant will invest the proceeds received under a reverse repurchase agreement in accordance with its investment objective and policies. In determining whether to engage in reverse repurchase agreements, the Trustees will consider factors such as the estimated spread between the imputed interest required to be paid by the Registrant under the agreement and interest which can be earned by investing the proceeds received under the agreement, as well as the level of distributions currently being made by the Registrant to its shareholders. Reverse repurchase agreements are considered borrowings for purposes of the Registrant's investment policies and restrictions concerning borrowings, and therefore these borrowing limitations apply to this investment practice. The Registrant must segregate liquid assets, marked to market daily, in an amount at least equal to the Registrant's obligations under the agreement, which is generally satisfied by the Registrant providing the counter party with collateral in the form of the securities subject to the repurchase agreement.


         Zero Coupon Bonds, Deferred Interest Bonds and PIK Bonds. The Registrant may invest in zero coupon bonds as well as in deferred interest bonds and bonds on which the interest is payable in kind ("PIK bonds"). Zero coupon and deferred interest bonds are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The Registrant will accrue income on such investments for tax and accounting purposes, which is distributable to shareholders and which because no cash is received at the time of accrual may require the liquidation of other portfolio securities to satisfy the Registrant's distribution obligations.

         Collateralized Mortgage Obligations and Multiclass Pass-Through Securities. The Registrant may invest a portion of its assets in collateralized mortgage obligations or "CMOs", which are debt obligations collateralized by mortgage loans or mortgage pass- through securities which in the case of Government Securities are issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. Typically, CMOs are collateralized by certificates issued by the GNMA, the FNMA or the FHLMC but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). The Registrant may also invest a portion of its assets in multiclass pass-through securities which are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities. Payments of principal and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs. CMOs may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (a "REMIC").

         In a CMO, a series of bonds or certificates may be issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrued on all classes of the CMOs on a monthly, quarterly or semiannual basis. The principal of and interest on the Mortgage
Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security). See "Stripped Mortgage-Backed Securities" below for a discussion of the risks of investing in these stripped securities and of investing in classes consisting primarily of interest payments or principal payments.

       The Registrant may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

         Stripped Mortgage-Backed Securities. The Registrant may invest a portion of its assets in stripped mortgage-backed securities ("SMBS"), which are derivative multiclass mortgage securities issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks and investment banks.

         SMBS are usually structured with two classes that receive different proportions of interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest only or "IO" class) while the other class will receive all of the principal (the principal only or "PO" class). The yield to maturity on an IO is extremely sensitive to the rate of principal payments (including prepayments on the related underlying Mortgage Assets) and a rapid rate of principal payments may have a material adverse effect on such security's yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Registrant may fail to fully recoup its initial investment in these securities. The market value of the class consisting primarily or entirely of principal payments may be unusually volatile in response to changes in interest rates. Because SMBS were only recently introduced, established trading markets for these securities have not yet developed, although the securities are traded among institutional investors and investment banking firms and some liquidity is available.

         Yield Curve Options. The Registrant may also enter into options on the "spread", or differential, between two U.S. or foreign government securities, in transactions referred to as "yield curve" options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated U.S. or foreign government securities, rather than the prices of the individual securities, and is usually settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

         Yield curve options may be used for the same purposes as other options on securities. Specifically, the Registrant may purchase or write such options in order to protect against the adverse effects of a potential widening or narrowing of the spreads between U.S. or foreign government securities, or other interest rate sensitive instruments, held in the Registrant's portfolio. The Registrant may also purchase or write yield curve options for other than hedging purposes if, in the judgment of the Investment Adviser, the Registrant will be able to profit from movements in the spread between the yields of the underlying U.S. or foreign government securities. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present risk of loss even if the yield of one of the underlying securities remains constant, if the spread moves in a direction or to an extent which was not anticipated. Yield curve options written by the Registrant will be covered. A call (or put) option is covered if the Registrant holds another call (or put) option on the spread between the same two securities and segregates liquid assets sufficient to cover the Registrant's net liability under the two options. Yield curve options may also be covered in such other manner as may be in accordance with the requirements of the counterparty with which the option is traded and applicable laws and regulations. Yield curve options are traded over-the-counter and because they have been only recently introduced, established trading markets for these securities have not yet developed. Because these securities are traded over-the-counter, the SEC has taken the position that yield curve options are illiquid, and therefore, cannot exceed the SEC illiquidity ceiling.

         Swaps and Related Transactions. As one way of managing its exposure to different types of investments, the Registrant may enter into interest rate swaps, currency swaps or structures with embedded swaps and other types of available swap agreements, such as caps, collars and floors. Swaps involve the exchange by the Registrant with another party of cash payments based upon different interest rate indexes, currencies, and other prices or rates such as the value of mortgage prepayment rates. For example, in the typical interest rate swap, the Registrant might exchange a sequence of cash payments based on a floating rate index for cash payments based on a fixed rate. Payments made by both parties to a swap transaction are based on a notional principal amount determined by the parties.


         The Registrant may also purchase and sell caps, floors and collars. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.


         Swap agreements could be used to shift the Registrant's investment exposure from one type of investment to another. For example, if the Registrant agreed to exchange payments in dollars for payments in foreign currency, in each case based on a fixed rate, the swap agreement would tend to decrease the Registrant's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Registrant's investments and its share price and yield.

         Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed, or no investment of cash. As a result, swaps can be highly volatile and may have a considerable impact on the Registrant's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The

Registrant may also suffer losses if it is unable to terminate outstanding swap agreements or reduce its exposure through offsetting transactions.


         Swaps, caps, floors and collars are highly specialized activities which involve certain risks. Swap agreements may be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Registrant's exposure to long or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as securities prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names. The Registrant is not limited to any particular form or variety of swap agreements if MFS determines it is consistent with the Registrant's investment objective and policies.


         The Registrant will maintain liquid assets to cover its current obligations under swap transactions. If the Registrant enters into a swap agreement on a net basis (i.e., the two payment streams are netted out, with the Registrant receiving or paying, as the case may be, only the net amount of the two payments), the Registrant will maintain liquid assets with a daily value at least equal to the excess, if any, of the Registrant'saccrued obligations under the swap agreement over the accrued amount the Registrant is entitled to receive under the agreement. If the Registrant enters into a swap agreement on other than a net basis, it will maintain cash or liquid assets with a value equal to the full amount of the Registrant's accrued obligations under the agreement.

         The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, currency or other factor that determines the amount of payments to be made under the arrangement. If MFS is incorrect in its forecasts of such factors, the investment performance of the Registrant would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Registrant, the Registrant must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Registrant's risk of loss consists of the net amount of payments that the Registrant is contractually entitled to receive. The Registrant anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.

         Indexed Securities. The Registrant may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity (i.e., principal value) or coupon rate is determined by reference to a specific instrument or statistic, the value of which may vary. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-
indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value or interest rates may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency and could involve the loss of all or a portion of the principal amount of the instrument. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

         Indexed securities may be more volatile than the underlying instrument itself and could involve the loss of all or a portion of the principal amount or interest on the instrument. The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's credit worthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.


         Inverse Floating Rate Obligations. The Registrant may invest in so-called "inverse floating rate obligations" or "residual interest" bonds or other obligations or certificates relating thereto structured to have similar features. Such obligations generally have floating or variable interest rates that move in the opposite direction of short-term interest rates and generally increase or decrease in value in response to changes in short-term interest rates at a rate which is a multiple (approximately two times) of the rate at which fixed-rate long-term tax-exempt securities increase or decrease in response to such changes. As a result, such obligations have the effect of providing investment leverage and may be more volatile than long-term fixed-rate tax-exempt obligations.


         Loan Participations and Other Direct Indebtedness. The Registrant may invest a portion of its assets in loan participations and other direct indebtedness. By purchasing a loan participation, the Registrant acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are made generally to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. Such loans may be in default at the time of purchase. The Registrant may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods and services. These claims may also be purchased at a time when the company is in default. Certain of the loan participations acquired by the Registrant may involve revolving credit facilities or other standby financing commitments which obligate the Registrant to pay additional cash on a certain date or on demand.

         The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Loan participations and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the

Registrant may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.


         To the extent that the Registrant is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other high grade debt obligations in an amount sufficient to meet such commitments.


         The Registrant's ability to receive payments of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loan participations and other direct investments which the Registrant will purchase, the Investment Adviser will rely upon its (and not that of the original lending institution's) own credit analysis of the borrower. As the Registrant may be required to rely upon another lending institution to collect and pass on to the Registrant amounts payable with respect to the loan and to enforce the Registrant's rights under the loan, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Registrant from receiving such amounts. In such cases, the Registrant will evaluate as well the creditworthiness of the lending institution and will treat both the borrower and the lending institution as an "issuer" of the loan participation for purposes of certain investment restrictions pertaining to the diversification of the Registrant's portfolio investments. The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Investments in such loans may involve additional risks to the Registrant. For example, if a loan is foreclosed, the Registrant could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Registrant could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Registrant relies on the Investment Adviser's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Registrant. In addition, loan participations and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Registrant may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. To the extent that the Investment Adviser determines that any such investments are illiquid, the Registrant will include them in the investment limitations described below.

         When and if available, fixed income securities may be purchased at a discount from face value. However, the Registrant does not intend to hold such securities to maturity for the purpose of achieving potential capital gains, unless current yields on these securities remain attractive.

         The general investment practices described above may be changed without shareholder approval.

                             SPECIAL CONSIDERATIONS


         Investments in fixed income securities offering the high current income sought by the Registrant, while generally providing greater income than investments in higher rated securities, usually entail greater risk (including the possibility of default or bankruptcy of the issuers of such securities) and, accordingly, an investment in shares of the Registrant should not constitute a complete investment program and may not be appropriate for all investors. The Registrant will seek to reduce risk by investing its assets in a number of markets and issuers, performing credit analyses of potential investments and monitoring current developments and trends in both the economy and financial markets. The Registrant's use of options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies may result in the loss of principal under certain market conditions. See "Options and Futures" below.

         The Registrant may invest in fixed income securities rated Baa by Moody's or BBB by S&P or Fitch (and comparable unrated securities). These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.


         The Registrant may also invest up to 50% of its net assets in corporate fixed income securities rated Ba or lower by Moody's or BB or lower by S&P or Fitch (and comparable unrated securities) (commonly known as "junk bonds"). No minimum rating standard is required by the Registrant. These securities are considered speculative and, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price (especially during periods of economic uncertainty or change) than securities in the higher rating categories and because yields vary over time, no specific level of income can ever be assured.


         These lower rated high yielding fixed income securities generally tend to reflect economic changes (and the outlook for economic growth), short-term corporate and industry developments and the market's perception of their credit quality (especially during times of adverse publicity) to a greater extent than higher rated securities which react primarily to fluctuations in the general level of interest rates although they are also affected by changes in interest rates. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. During certain periods, the higher yields on the Registrant's lower rated high yielding fixed income securities are paid primarily because of the increased risk of loss of principal and income, arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Registrant may continue to earn the same level of interest income while its net asset value declines due to portfolio losses, which could result in an increase in the Registrant's yield (based on net asset value) despite the actual loss of principal.

         The prices for these securities may be affected by legislative and regulatory developments. The market for these lower rated fixed income securities may be less liquid than the market for investment grade fixed income securities. Furthermore, the liquidity of these lower rated securities may be affected by the market's perception of their credit quality. Therefore, the Investment Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult during times of certain adverse market conditions to sell these lower rated securities to respond to changes in the market. While the Investment Adviser may refer to ratings issued by established credit rating agencies, it is not the Registrant's policy to rely exclusively on ratings issued by these rating agencies, but rather to supplement such ratings with the Investment Adviser's own independent and ongoing review of credit quality. To the extent the Registrant invests in these lower rated securities, the achievement of its investment objectives may be more dependent on the Investment Adviser's own credit analysis than in the case of a fund investing in higher quality fixed income securities. These lower rated securities may also include zero coupon bonds, deferred interest bonds and PIK bonds which are described above.

         The Registrant may also invest in municipal obligations rated BB or lower by S&P or Fitch or Ba or lower by Moody's (and comparable rated and unrated securities). While these high risk securities may have some quality and protective characteristics, these can be expected to be outweighed by large uncertainties or major risk exposures to adverse conditions. Such securities will be affected by the market's perception of their credit quality, economic changes and the outlook for economic growth to a greater extent than higher rated securities which react primarily to fluctuations in the general level of interest rates. Furthermore, an economic downturn may result in a higher incidence of defaults by issuers of these securities. In addition, these lower rated or unrated high risk tax-exempt securities are frequently traded only in markets where the number of potential purchasers, if any, is very limited. Therefore, judgment may at times play a greater role in valuing these securities than in the case of higher grade tax- exempt securities. This consideration may have the effect of limiting the ability of the Registrant to sell such securities at their fair value either to meet redemption requests or to respond to changes in the economy or the financial markets.

         While the Investment Adviser may refer to ratings issued by established credit rating agencies, it is not a policy of the Registrant to rely exclusively on ratings issued by these agencies, but rather to supplement such ratings with the Investment Adviser's own independent and ongoing review of credit quality. Furthermore, no minimum rating standard is required by the Registrant. With respect to those municipal obligations which are not rated by a major rating agency, the Registrant will be more reliant on the Investment Adviser's judgment, analysis and experience than would be the case if such municipal obligations were rated. In evaluating the creditworthiness of an issuer, whether rated or unrated, the Investment Adviser may take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the operating history of and the community support for the facility financed by the issuer, or the ability of the issuer's management and regulatory matters.

         The value of shares of the Registrant will vary as the aggregate value of the Registrant's portfolio securities increases or decreases. The net asset value of the Registrant may change as the general levels of interest rates fluctuate. When interest rates decline, the value of a portfolio invested at higher yields can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested at lower yields can be expected to decline. Moreover the value of the lower-rated fixed income securities that the Registrant purchases will fluctuate more than the value of higher- rated fixed income securities. These lower-rated fixed income securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates.

         Although changes in the value of the Registrant's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Registrant, such changes will not affect the income received by the Registrant from such securities. The dividends paid by the Registrant will increase or decrease in relation to the income received by the Registrant from its investments, which will in any case be reduced by the Registrant's expenses before being distributed to the Registrant's shareholders.

         If the Registrant's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities proves to be incorrect, the Registrant's income, net asset value and potential capital gain may be decreased or its potential capital loss may be increased.

         Investing in foreign securities involves considerations and possible risks not typically associated with investing in U.S. securities. The value of foreign securities investments will be affected by changes in currency rates or exchange control regulations, changes in governmental administration or economic or monetary policy (in this country or abroad) or changed circumstances in dealings between nations. Costs may be incurred in connection with conversions between various currencies. Moreover, there may be less publicly available information about foreign issuers than about domestic issuers, and foreign issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of domestic issuers. Securities of some foreign issuers are less liquid and more volatile than securities of comparable domestic issuers and foreign brokerage commissions are generally higher than in the United States. Foreign securities markets may also be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods.

         For a discussion of the risks involved in trading options on securities and currencies, Futures Contracts, Options on Futures Contracts and Forward Contracts, see "Options and Futures" below.

         The Registrant has registered as a "non-diversified" investment company so that it will be able to invest more than 5% of its assets in the obligations of an issuer, subject to the diversification requirements of Subchapter M of the Code (hereinafter defined) applicable to the Registrant. Since the Registrant may invest a relatively high percentage of its assets in the obligations of a limited number of issuers, the Registrant may be more susceptible to any single economic, political or regulatory occurrence.

         Risks of Leverage. To the extent that securities are purchased with proceeds from the issuance of Senior Securities, the net asset value of the Registrant's shares generally will increase or decrease at a greater rate than would otherwise be the case. Any investment income or gains earned from the securities purchased with these proceeds which is in excess of the expenses associated therewith can be expected to cause the value of the Registrant's shares and distributions on the Registrant's shares to rise more quickly than would otherwise be the case. Conversely, if the investment income or gains earned from the securities purchased with proceeds from the issuance of Senior Securities fails to cover the expenses associated therewith, the value of the Registrant's shares is likely to decrease more quickly than otherwise would be the case and distributions thereon will be reduced or eliminated. Hence, the issuance of Senior Securities (leverage) is speculative and increases the risk of owning or investing in the shares of an investment company which employs that technique. The issuance of Senior Securities also increases the Registrant's expenses because of interest payments and administrative expenses associated with the issuance of the Senior Securities. Unless the appreciation and income on assets purchased with proceeds from the issuance of Senior Securities exceed the costs associated with the Senior Securities, the use of leverage would diminish the investment performance of the Registrant compared with what it would have been without leverage.

         The Registrant will not be permitted to declare dividends or other distributions with respect to the Registrant's shares or repurchase the
Registrant's shares unless at the time thereof (and after giving effect thereto), asset coverage with respect to the Registrant's Senior Securities would be at least 300% (or such other percentage as may in the future be required by law). Under the Internal Revenue Code of 1986, as amended (the "Code"), the Registrant must, among other things (i) distribute at least 90% of its investment company taxable income each fiscal year in order to maintain its qualification for tax treatment as a regulated investment company, (ii) distribute the remaining 10% of its investment company taxable income and all of its net capital gains each fiscal year in order to avoid federal income tax and
(iii) distribute substantially all of its income on a calendar-year basis in accordance with the timing requirements of the Code in order to avoid excise taxes. The foregoing limitations on dividends and distributions may under certain circumstances impair the Registrant's ability to maintain such qualification (which would result in the Registrant being taxed as a corporation), or may result in the Registrant being subject to income or excise taxes. To the extent any Senior Securities are given a prior claim against the income of the Registrant and against the net assets of the Registrant in a liquidation, they may be a substantial lien and burden on the Registrant's shares.

         For these reasons, an investment in shares of the Registrant should not constitute a complete investment program and may not be appropriate for investors who cannot assume the greater risk of capital depreciation inherent in seeking higher income.

                               OPTIONS AND FUTURES


         Options on U.S. and Foreign Government Securities. The Registrant may write covered put and call options and purchase put and call options on U.S. or foreign government securities that are traded on United States and foreign securities exchanges and over-the-counter options.

         Call options written by the Registrant give the holder the right to buy the underlying securities from the Registrant at a stated exercise price; put options written by the Registrant give the holder the right to sell the underlying security to the Registrant at a stated exercise price. A call option written by the Registrant is "covered" if the Registrant owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for liquid assets) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Registrant holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if liquid assets representing the difference is segregated by the Registrant. A put option written by the Registrant is "covered" if the Registrant segregates liquid assets with a value equal to the exercise price in a segregated account, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written or (b) less than the exercise price of the put written if liquid assets representing the difference is segregated by the Registrant. Put and call options written by the Registrant may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, and the remaining term of the option, supply and demand and interest rates.


         The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or purchased, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

         The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction". This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

         Effecting a closing transaction in the case of a written call option will permit the Registrant to write another call option on the underlying security with either a different exercise date or both, or in the case of a written put option effecting a transaction will permit the Registrant to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Trust investments. If the Registrant desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of security.

         The Registrant will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Registrant will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Registrant.

         An option position may be closed out only where there exists a secondary market for an option of the same series, if a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Registrant would have to exercise the options in order to realize any profit. If the Registrant is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange ("Exchange") on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing
Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

         The Registrant may write options in connection with buy-and-write transactions; that is, the Registrant may purchase a security and then write a call option against that security. The exercise price of the call the Registrant determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and- write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Registrant's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Registrant's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.


         The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Registrant's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Registrant may elect to close the position or take delivery of the security at the exercise price and the Registrant's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money, and in-the- money put options may be used by the Registrant in the same market environments that call options are used in equivalent buy-and-write transactions.

         The Registrant may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Registrant will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

         The Registrant may purchase call options to hedge against an increase in the price of U.S. or foreign government securities that the Registrant anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Registrant upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Registrant.

         Futures Contracts. The Registrant may enter into contracts for the purchase or sale for future delivery of fixed income securities or contracts based on municipal bond or other financial indices, including any index of U.S. or foreign government securities ("Futures Contract"). A "sale" of a Futures Contract means a contractual obligation to deliver the securities called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. A "purchase" of a Futures Contract means a contractual obligation to acquire the securities called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. U.S. Futures Contracts have been designed by exchanges which have been designated "contract markets" by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Existing contract markets include the Chicago Board of Trade and International Monetary Market of the Chicago Mercantile Exchange. Futures Contracts trade on these markets and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Registrant will enter into Futures Contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes and three-month U.S. Treasury Bills. The Registrant may also enter into Futures Contracts which are based on corporate securities, non- U.S. Government bonds and Eurodollar deposits.

         At the same time a Futures Contract is purchased or sold, the Registrant must allocate cash or securities as a deposit payment ("initial deposit"). The initial deposit varies but may be as low as 5% or less of the value of the contract. Daily thereafter, the Futures Contract is valued on a marked-to-market basis and a "variation margin" must be paid or received based on the change in value of the contract from the preceding day.

         At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written.

         Although Futures Contracts by their terms call for the actual delivery or acquisition of securities, or, in the case of Futures Contracts based on an index, the making or acceptance of a cash settlement at a specified future time, in most cases the contractual obligation is fulfilled before the date of the contract by buying (or selling, as the case may be) on a commodities exchange an identical Futures Contract calling for delivery in the same month, subject to the availability of a liquid secondary market. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a brokerage firm which is a member of the exchange on which the contracts are traded, the Registrant will incur brokerage fees when it purchases and sells Futures Contracts.

         The purpose of the acquisition or sale of a Futures Contract, in the case of a portfolio, such as the portfolio of the Registrant, which holds or intends to acquire long-term fixed income securities, is to attempt to protect the Registrant from fluctuations in interest rates without actually buying or selling long- term fixed income securities. For example, if the Registrant owns long-term bonds, and interest rates were expected to increase, the Registrant might enter into Futures Contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by the Registrant. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Futures Contracts to the Registrant would increase at approximately the same rate, thereby keeping the net asset value of the Registrant from declining as much as it otherwise would have. The Registrant could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of Futures Contracts as an investment technique allows the Registrant to maintain a defensive position without having to sell its portfolio securities.


         Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of Futures Contracts should be similar to that of long- term bonds, the Registrant could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the Futures Contracts could be liquidated and the Registrant could then buy long- term bonds on the cash market. To the extent the Registrant enters into Futures Contracts for this purpose, the Registrant will maintain cash or cash equivalents in a segregated account in an amount equal to the difference between the fluctuating market value of such Futures Contracts and the aggregate value of the initial and variation margin payments made by the Registrant with respect to such Futures Contracts, thereby ensuring that the leveraging effect of such Futures is minimized.


         The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions, rather than making or taking delivery, which could distort the normal relationship between the cash and futures markets. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Investment Adviser may still not result in a successful transaction.

         In addition, Futures Contracts entail risks. Although the Registrant believes that use of such contracts will benefit the Registrant, if the Investment Adviser's investment judgment about the general direction of interest rates is incorrect, the Registrant's overall performance would be poorer than if it had not entered into any such contract. For example, if the Registrant has hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Registrant will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Registrant has insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Registrant may have to sell securities at a time when it may be disadvantageous to do so.

         Options on Futures Contracts. The Registrant may purchase and write options on Futures Contracts for hedging purposes. The purchase of a call option on a Futures Contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the Futures Contract upon which it is based or the price of the underlying debt securities, it may or may not be less risky than ownership of the Futures Contract or underlying debt securities. As with the purchase of Futures Contracts, when the Registrant is not fully invested it may purchase a call option on a Futures Contract to hedge against a market advance due to declining interest rates.

         The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is below the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Registrant's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is higher than the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any increase in the price of Government Securities which the Registrant intends to purchase. If a put or call option the Registrant has written is exercised, the Registrant will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Registrant's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

         The purchase of a put option on a Futures Contract is similar in some respects to the purchase of protective put options on portfolio securities. The Registrant will purchase a put option on a Futures Contract to hedge the Registrant's portfolio against the risk of rising interest rates.

         The amount of risk the Registrant assumes when it purchases an option on a Futures Contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying Futures Contract will not be fully reflected in the value of the option purchased.

         The Registrant's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in options and futures with respect to Government Securities are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore no assurance can be given that the Registrant will be able to utilize these instruments effectively for the purposes set forth above. Furthermore, the Registrant's ability to engage in options and futures transactions may be limited by tax considerations.

         Options on Foreign Currencies. The Registrant may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which Futures Contracts on foreign currencies, or Forward Contracts, will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Registrant may purchase put options on the foreign currency. If the value of the currency does decline, the Registrant will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Registrant may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Registrant deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency rates do not move in the direction or to the extent anticipated, the Registrant could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         The Registrant may write options on foreign currencies for the same types of hedging purposes. For example, where the Registrant anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Registrant would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Registrant also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.


         All call options written on foreign currencies will be covered. A call option written on foreign currencies by the Registrant is "covered" if the Registrant owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for liquid assets) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Registrant has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if liquid assets representing the difference is segregated by the Registrant.


         Additional   Risks  of  Options  on  Securities,   Options  on  Futures
Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by the Registrant in Futures Contracts, options on foreign currencies and Forward Contracts are not traded on contract markets regulated by the CFTC or with the exception of certain foreign currency options by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on securities may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchase of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer and a trader of Forward Contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Registrant to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange- traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions on taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.

         In addition, options on securities, Futures Contracts, Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) the availability of data on which to make trading decisions, (iii) delays in the Registrant's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) less trading volume.


         In order to assure that the Registrant will not be deemed to be a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the CFTC require that the Registrant enter into transactions in Futures Contracts, Options on Futures Contracts and Options on Foreign Currencies traded on CFTC - regulated exchange only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-bona fide hedging purposes, provided that the aggregate initial margin and premiums to establish such non-bona fide positions do not exceed 5% of the liquidation value of the Registrant's assets, after taking into account unrealized profits and unrealized losses on any such contracts the Registrant has entered into, and excluding, in computing such 5%, the in-the-money amount with respect to an option that is in-the-money at the time of purchase.


  In addition, the Registrant must comply with the requirements of various state securities laws in connection with such transactions.

         Future Developments. The Registrant proposes to take advantage of investment opportunities in the area of Options and Futures Contracts and Options on Futures Contracts which are not presently contemplated for use by the Registrant or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Registrant's investment objective and legally permissible investments for the Registrant. Such opportunities, if they arise, may involve risks which exceed those involved in the options and futures activities described above.


                              PORTFOLIO MANAGEMENT


         The  Registrant's   portfolio  management  may  include  the  following
strategies:

         (1) selling all or a portion of the Registrant's securities in one market and investing the proceeds in one or more different markets;

         (2) buying and selling particular securities within one of the fixed income securities markets in which the Registrant may invest;

         (3) varying the maturity, mix and quality profile of its portfolio.

         The Registrant will also use the techniques described above under "Investment Practices" to manage its portfolio.

         While these strategies are designed to result in increases in the Registrant's current income available for distribution to its shareholders, if the Registrant's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities or obligations proves to be incorrect, the Registrant's income and net asset value may be reduced.

         In addition to the methods of "cover" set forth in "Options and Futures" above, the Registrant may also cover options on securities, Options on Futures Contracts and Options on Foreign Currencies in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, such instrument is traded and applicable laws and regulations.

         As a result of its investments in foreign securities, the Registrant may receive interest payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. In that event, the Registrant may promptly convert such currencies into dollars at the then-current exchange rate. Under certain circumstances, alternatively, such as where the Investment Adviser anticipates that the exchange rate will improve, the Registrant may hold such currencies for an indefinite period of time.

         In addition, the Registrant may be required or elect to receive delivery of the foreign currencies underlying Options on Foreign Currencies or Forward Contracts it has entered into. This could occur, for example, if an option written by the Registrant is exercised or the Registrant is unable to close out a Forward Contract it has entered into. The Registrant may also elect to take delivery of the currencies underlying options or Forward Contracts if, in the judgment of the Investment Adviser, it is in the best interest of the Registrant to do so. The holding of currencies exposes the Registrant to risk of loss if currency exchange rates move in a direction adverse to the Registrant's position. Such losses could reduce any profits or increase any losses sustained by the Registrant from the sale or redemption of securities, and could reduce the dollar value of interest or dividend payments received. In addition, the holding of currencies could adversely affect the Registrant's profit or loss on currency options or Forward Contracts, as well as its hedging strategies.

         The  staff  of  the  SEC  has  taken  the   position   that   purchased
over-the-counter options and assets used to cover written over-the-counter options are illiquid. Therefore, such options and assets, together with other illiquid securities, cannot exceed 15% of the Registrant's assets under its investment restrictions. Although the Investment Adviser disagrees with this position, the Investment Adviser intends to limit the Registrant's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Registrant intends to write over- the-counter options only with primary Government Securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which the Registrant has in place with such primary dealers will provide that the Registrant has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Registrant for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Registrant will treat all or a part of the formula price as illiquid for purposes of its investment restrictions. The Registrant may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such 15% test.

                             INVESTMENT RESTRICTIONS


         The Registrant has adopted the following policies which cannot be changed without the approval of the holders of a majority of its shares (which means the lesser of (i) more than 50% of the outstanding shares of the Registrant, or (ii) 67% or more of the outstanding shares of the Registrant present at a meeting at which holders of more than 50% of its outstanding shares are represented in person or by proxy). Except with respect to Investment Restriction #1 and the Registrant's non-fundamental policy regarding illiquid securities, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require elimination of any security from the portfolio. The Registrant may not:


         (1) borrow money or pledge,  mortgage or hypothecate its assets, except
(i) as a temporary measure for extraordinary or emergency purposes, (ii) for a repurchase of its shares, or (iii) for investment in accordance with its investment objective and policies, and in no event shall the Registrant borrow in excess of 1/3 of its assets;

         (2) purchase any security or evidence of interest therein on margin, except that the Registrant may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Registrant may make deposits on margin in connection with Futures Contracts and options;

         (3) underwrite securities issued by other persons except insofar as the Registrant may technically be deemed an underwriter under the Securities Act of 1933 in selling a portfolio security;

         (4) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except contracts for the future acquisition or delivery of fixed income securities) in the ordinary course of the business of the Registrant (the Registrant reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities);

         (5) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Registrant;

         (6) issue any senior security (as that term is defined in the Investment Company Act of 1940 (the "1940 Act")), if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder (for the purposes of this restriction, collateral arrangements with respect to options, Futures Contracts and Options on Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security);

         (7) make loans to other persons except through the lending of its portfolio securities not in excess of 30% of its total assets (taken at market value) and except through the use of repurchase agreements, the purchase of commercial paper or the purchase of all or a portion of an issue of debt securities in accordance with its investment objective, policies and restrictions;


         (8) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short ("short sales against the box"), and unless not more than 10% of the Registrant's net assets (taken at market value) is held as collateral for such sales at any one time; and


         (9) invest more than 25% of the value of its total assets in any industry, except as described under the subsection "Corporate Fixed Income Securities" of the section "Investment Objective and Policies" above.


         As a matter of non-fundamental policy, the Registrant may not: (i) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended or, in the case of unlisted securities, market makers do not exist or will not entertain bids or offers), unless the Board of Trustees has determined that such securities are liquid based on trading markets for the specific security, if more than 15% of the Registrant's assets (taken at market value) would be invested in such securities; and (ii) invest 25% or more of the market value of its total assets in securities of issuers in any one industry, except as described under Subsection "Corporate Fixed Income Securities" of the Section "Investment Objective and Policies" above. These investment restrictions are not fundamental and may be changed without shareholder approval.

                DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED
               BY U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES.

Federal Farm Credit System Notes and Bonds-

         are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

Maritime Administration Bonds-

         are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the United States.

FHA Debentures-

         are debentures issued by the Federal Housing Administration of the U.S. Government and are guaranteed by the United States.

GNMA Certificates-

         are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

FHLMC Bonds-

         are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation and are not guaranteed by the U.S. Government.

FNMA Bonds-

         are bonds issued and guaranteed by the Federal National Mortgage Association and are not guaranteed by the U.S. Government.

Federal Home Loan Bank Notes and Bonds-

         are notes and bonds issued by the Federal Home Loan Bank System and are not guaranteed by the U.S. Government.

         Although this list includes a description of the primary types of U.S. Government agency or instrumentality obligations in which the Registrant intends to invest, the Registrant may invest in obligations of U.S. Government agencies or instrumentalities other than those listed above.

                          DESCRIPTION OF BOND RATINGS*

The ratings of Moody's, S&P and Fitch represent their opinions as to the quality of various bonds. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, bonds with the same maturity, coupon and rating may have different yields while bonds of the same maturity and coupon with different ratings may have the same yield.

                         MOODY'S INVESTORS SERVICE, INC.

         Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa: Bonds which are rated Baa are considered medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues re often in default or have other marked short-comings.

         C: Bond which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Ca:  Bonds  which  are  rated  Ca  represent   obligations   which  are
speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                   STANDARD & POOR'S RATINGS SERVICES, INC.*

                         Long-Term Issue Credit Ratings


         Issue credit ratings are based, in varying degrees, on the following considerations:
         1. Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
         2.  Nature of and provisions of the obligation;
         3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.
         The issue rating definitions are expressed in terms of default risk. AS such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

         AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's . The obligor'scapacity to meet its financial commitment on the obligation is EXTREMELY STRONG.

         AA: An obligation rated AAdiffers from the highest rated issues only in small degree. The obligator's capacity to meet its financial commitment on the obligation is VERY STRONG.

         A: An obligation rated Asomewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still STRONG.

         BBB: An obligation rated BBB exhibits ADEQUATE protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         Obligations rated BB, B, CCC, C are regarded as having significant speculative characteristics. BB; indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB: An obligation rated BB is LESS VULNERABLE to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B: An obligation rated B is MORE VULNERABLE to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CCC: An obligation rated CCC is CURRENTLY VULNERABLE to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CC: An obligation rated CC is CURRENTLY HIGHLY VULNERABLE to nonpayment.

         C: The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payment on this obligation are being continued.

                  D: An obligation rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

         Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk-such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.


                                FITCH IBCA, INC.

                      International Long-Term Credit Rating

         AAA:
         Highest credit quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

         AA:
         Very high credit quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is ot significantly vulnerable to foreseeable events.

         A:
         High credit quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

         BBB:
         Good credit quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

         BB:
         Speculative. BB rating indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category re not investment grade.

         B:
         Highly speculative. B ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon sustained, favorable business and economic environment. CCC, CC, C:

         High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A CC rating indicates that default of some kind appears probably. C ratings signal imminent default. DDD, DD and D:

         Default. Securities are not meeting current obligations and are extremely speculative. DDD designates the highest potential for recovery of amounts outstanding on any securities involved. For U.S. corporates, for example, DD indicates expected recovery of 50%-90% of such outstandings, and D the lowest recovery potential, i.e., below 50%.

         8.5.  Share Price Data:  Inapplicable

         8.6  Business Development Companies:  Inapplicable


Item 9. Management:

         9.1.a. General - Board of Trustees: Management of the Registrant's business and affairs is the responsibility of the Board of Trustees of the Registrant.

         9.1.b. General - Investment Adviser: MFS, a Delaware corporation, is the Registrant's investment adviser. MFS and its predecessor organizations have a history of money management dating from 1924. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Holding Services, Inc. which in turn is an indirect wholly owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life").The principal business address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.


     MFS also serves as investment adviser to each of the funds in the MFS Family of Funds (the "MFS Funds"), to MFS/Sun Life Series Trust, MFS Municipal Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust, MFS Special Value Trust, MFS Institutional Trust, MFS Variable Insurance Trust and seven variable accounts, each of which is a registered investment company established by Sun Life Assurance Company of Canada (U.S.), a subsidiary of SunLife, in connection with the sale of various fixed/variable annuity contracts. MFS and its wholly owned subsidiary, MFS Institutional Advisors, Inc., provide investment advice to substantial private clients. MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund in the United States, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $72 billion on behalf of approximately 2.8 million investors as of January 31, 1998. As of such date, the MFS organization managed approximately $20.8 billion of assets in fixed income securities, and approximately $6.6 billion in U.S. Government securities and approximately $1.1 billion in fixed income securities of foreign issuers and non-U.S. dollar denominated fixed income securities of U.S. issuers. The Directors of MFS are Jeffrey L. Shames, Arnold D. Scott, John W. Ballen, John D. McNeil and Donald A. Stewart. Mr. Shames is the Chairman and President and Mr. Scott is the Secretary and a Senior Executive Vice President of MFS. Mr. Ballen is an Executive Vice President and Chief Equity Officer of MFS. Messrs. McNeil and Stewart are the Chairman and President, respectively, of Sun Life. Sun Life, a mutual life insurance company, is one of the largest international life insurance companies and has been operating in the United States since 1895, establishing a headquarters office here in 1973. The executive officers of MFS report to the Chairman of Sun Life.

         In certain instances there may be securities which are suitable for the Registrant's portfolio as well as for portfolios of other clients of MFS or clients. Some simultaneous transactions are inevitable when several clients receive investment advice from MFS, particularly when the same security is suitable for more than one client. While in some cases this arrangement could have a detrimental effect on the price or availability of the security as far as the Registrant is concerned, in other cases, it may produce increased investment opportunities for the Registrant.


                          INVESTMENT ADVISORY AGREEMENT

         General. The Investment Advisory Agreement between MFS and the Registrant (the "Advisory Agreement") provides that, subject to the direction of the Board of Trustees of the Registrant, MFS is responsible for the actual management of the Registrant's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the

Investment Adviser, subject to review by the Board of Trustees. The Investment Adviser is not dependent on any other party in providing the investment advisory services required in the management of the Registrant. The Investment Adviser may, however, consider analyses from various sources, including broker-dealers with which the Registrant does business.

         The Investment Adviser pays the compensation of the Registrant's officers and of the Trustees who are affiliated with the Investment Adviser. The Investment Adviser also provides certain financial, legal, compliance, shareholder communications and other administrative services pursuant to a Master Administrative Services Agreement, dated March 1, 1997, as amended.


         The Advisory Agreement also provides that neither MFS or its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Registrant, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Advisory Agreement.


         Advisory Fee. For the services provided by MFS under the Advisory Agreement, the Registrant will pay MFS a fee computed and paid monthly in an amount equal to the sum of 0.34% of the average daily net assets of the Registrant and 5.4% of the daily gross income (i.e., income other than gains from the sale of securities or gains received from options and Futures
Contracts) of the Registrant, in each case on an annual basis, for the Registrant's then-current fiscal year. This advisory fee is greater than that paid by most funds.

         Use of Name. The Advisory Agreement provides that if MFS ceases to serve as the Investment Adviser to the Registrant, the Registrant will change its name so as to delete the initials "MFS" and that MFS may render services to others and may permit funds clients in addition to the Registrant to use the initials "MFS" in their names.

         The Advisory Agreement will remain in effect until August 1, 1998, and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Registrant's outstanding voting securities and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by vote of a majority of the Registrant's outstanding voting securities or by either party on not more than 60 days' nor less than 30 days' written notice.


         9.1.c. General - Portfolio Management: James T. Swanson, a Vice President of the Registrant and a Senior Vice President of MFS, became a portfolio manager at MFS in 1985. He became a portfolio manager of the Registrant in 1992. Stephen C. Bryant, a Senior Vice President of MFS, became a portfolio manager at MFS in 1987. He became a portfolio manager of the Registrant in 1992. Robert J. Manning, a Senior Vice President of MFS, became a portfolio manager at MFS in 1984. He became a portfolio manager of the Registrant in 1994.

Stephen E. Nothern, a Senior Vice President of MFS, became a portfolio manager at MFS in 1993. He became a portfolio manager of the Registrant in 1993.


         9.1.d. General - Administrator: MFS provides the Registrant with certain financial, legal, compliance, shareholder communications and other administrative services pursuant to a Master Administrative Services Agreement dated March 1, 1997, as amended. Under this Agreement, the Registrant pays MFS an administrative fee up to 0.015% per annum of the Registrant's average daily net assets. This fee reimburses MFS for a portion of the cost it incurs to provide such services. For the period March 1, 1997 through the fiscal year ended October 31, 1997, MFS received $73,518 under the Agreement.

         9.1.e. Custodian: State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian and dividend disbursing agent for the Registrant. MFS Services Center, Inc., 500 Boylston Street,
Boston, Massachusetts 02116, a wholly owned subsidiary of MFS, is the shareholder servicing agent.

         9.1.f. General - Expenses: Payment of Expenses. The Registrant pays the compensation of the Trustees who are not affiliated with MFS and all the Registrant's expenses (other than those assumed by MFS), including, but not limited to, advisory and administrative services, governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Registrant, fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Registrant, expenses of repurchasing shares and servicing shareholder accounts, expenses of preparing, printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions, brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions, insurance premiums, fees and expenses of the Registrant's Custodian, for all services to the Registrant, including safekeeping of funds and securities and maintaining required books and accounts, expenses of calculating the net asset value of the Registrant's shares, expenses of shareholder meetings, expenses in connection with the Dividend Reinvestment and Cash Purchases Plan and SEC fees.


         9.1.g.  General - Affiliated Brokerage: Inapplicable.

         9.2.  Non-resident Managers:  Inapplicable.

         9.3.  Control Persons:  Inapplicable.

Item 10. Capital Stock, Long-Term Debt, and Other Securities:

         10.1.  Capital Stock:

         a. and f. Description of Shares. The Registrant's Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional Shares of Beneficial Interest, without par value. Shareholders are entitled to one vote for each share held and to vote in the election of Trustees and on other matters submitted to meetings of shareholders. No material amendment may be made to the Registrant's Declaration of Trust without the affirmative vote of a majority of its shares. Under certain circumstances, shareholders have the right to communicate with other shareholders and to remove Trustees. Shareholders have no pre-emptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below under "Certain Provisions of the Declaration of Trust."

         The Registrant's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Registrant. Each share represents an equal proportionate interest in the Registrant with each other share. The Registrant has no present intention of offering additional shares, except that additional shares may be issued under the Plan. Other offerings of its shares, if made, will require approval of the Registrant's Board of Trustees. Any additional offering will be subject to the requirements of the Investment Company Act of 1940, as amended, that shares may not be sold at a price below the then-current net asset value, exclusive of underwriting discounts and commissions, except, among other things, in connection with an offering to existing shareholders or with the consent of the holders of a majority of the Registrant's outstanding voting securities.

         The Registrant may be terminated (i) upon the sale of its assets to a diversified open-end management investment company, if approved by the vote of the holders of two-thirds of its outstanding shares, except that if the Trustees recommend such sale of assets, the approval by the vote of the holders of a majority of its outstanding shares will be sufficient, or (ii) upon liquidation and distribution of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares, or (iii) by the Trustees by written notice to the Registrant's shareholders. If not so terminated, the Registrant will continue indefinitely. Upon liquidation of the Registrant the Registrant's shareholders are entitled to share pro rata in the Registrant's net assets available for distribution to its shareholders.


         Repurchase of Shares. The Registrant is a closed-end management investment company and as such its shareholders do not, and will not, have the right to redeem their shares of the Registrant. The Registrant, however, may purchase its shares from time to time in the open market or otherwise as and when it is deemed advisable by the Trustees. Such repurchases will be made only when the Registrant's shares are trading at any discount from the net asset value of the shares. Shares repurchased by the Registrant will be held in treasury. The Registrant may incur debt to finance share repurchase transactions. See "Investment Restrictions" in Items 8.2, 8.3 and 8.4 above.


         The shares of the Registrant will trade in the open market at a price which will be a function of several factors, including their net asset value and yield. The shares of closed-end investment companies generally sell at market prices varying from their net asset values. When the Registrant repurchases its shares for a price below their net asset value, the net asset value of those shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of those outstanding shares will be affected, either positively or negatively. Further, interest on borrowings to finance share repurchase transactions will reduce the Registrant's net income.

         Certain Provisions of the Declaration of Trust. The Registrant is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Registrant and provides for indemnification and reimbursement of expenses out of the Registrant's property for any shareholder held personally liable for the obligations of the Registrant. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance exists and the Registrant itself is unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Registrant are not binding upon the Trustees individually but only upon the property of the Registrant and that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Anti-Takeover Provisions. The Registrant presently has certain anti-takeover provisions in its Declaration of Trust which could have the effect of limiting the ability of other entities or persons to acquire control of the Registrant, to cause it to engage in certain transactions or to modify its structure. The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. In addition, the affirmative vote or consent of the holders of 66% percent of the shares of the Registrant (a greater vote than that required by the 1940 Act) is required to authorize the conversion of the Registrant from a closed-end to an open-end investment company, or generally to authorize any of the following transactions:

         (i) merger or consolidation of the Registrant with or into any other corporation;

         (ii) issuance of any securities of the Registrant to any person or entity for cash;

         (iii) sale, lease or exchange of all or any substantial part of the assets of the Registrant to any entity or person (except assets having an aggregate fair market value of less than $1,000,000); or

         (iv) sale, lease or exchange to the Registrant, in exchange for securities of the Registrant, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000)
if such corporation, person or entity is directly, or indirectly through affiliates, the beneficial owner of five percent or more of the outstanding shares of the Registrant. However, such vote or consent will not be required with respect to the foregoing transactions where the Board of Trustees under certain conditions approves the transaction. Reference is made to the Declaration of Trust of the Registrant, on file with the SEC, for the full text of these provisions.

         The foregoing provisions will make more difficult a change in the Registrant's management, or consummation of the foregoing transactions without the Trustees' approval, and could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Registrant in a tender offer or similar transaction. However, the Board of Trustees has considered these anti-takeover provisions and believes that they are in the shareholders' best interests and benefit shareholders by providing the advantage of potentially requiring persons seeking control of the Registrant to negotiate with its management regarding the price to be paid and facilitating the continuity of the Registrant's management.

         b.       Inapplicable.

         c.       Inapplicable.

         d.       Inapplicable.

         e. Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan. The Registrant will distribute monthly to shareholders substantially all of its net investment income in the manner required by the Code. Short-term capital gains, if any, may be distributed monthly and net long-term capital gains, if any, will be distributed at least annually. Premiums from options, if any, may be distributed at least annually. See Item 10.4.

         Shareholders may elect to have all distributions of dividends and capital gains automatically reinvested by State Street Bank and Trust Company ("State Street"), as Plan agent. Pursuant to the Dividend Reinvestment and Cash Purchase Plan (the "Plan"), the provisions of which are set forth below, shareholders not making such election will receive all such amounts in cash paid by check mailed directly to the shareholder by State Street, as the dividend paying agent.

         If the Trustees of the Registrant declare a dividend or determine to make a capital gain distribution, the nonparticipants in the Plan will receive such dividend or distribution in cash and participants in the Plan will receive the equivalent in shares of the Registrant. Whenever the market price of the shares on the payment date for the dividend or distribution is equal to or exceeds their net asset value, participants will be issued shares of the Registrant at the higher of net asset value or 95% of the market price. This discount reflects savings in underwriting and other costs which the Registrant would otherwise be required to incur to raise additional capital. If net asset value exceeds the market price of Trust shares at such time or if the Registrant should declare a dividend or other distribution payable only in cash, State Street will, as agent for the participants, buy Trust shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts. If, before State Street has completed its purchases, the market price exceeds the net asset value of the Registrant's shares, the average per share purchase price paid by State Street may exceed the net asset value of the Registrant's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been paid in shares issued by the Registrant.

         Participants in the Plan may withdraw from the Plan upon written notice to State Street. When a participant withdraws from the Plan or upon termination of the Plan as provided below, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to such account.

         Participants in the Plan have the option of making additional cash payments to State Street, semi- annually, for investment in the Registrant's shares. Such payments may be made in any amount from $100 to $500. State Street will use all funds received from participants (as well as any dividend and distributions received in cash) to purchase Trust shares in the open market semi-annually. Interest will not be paid on any uninvested cash payments.

         State Street maintains all shareholder accounts in the Plan and furnishes monthly written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by State Street in non-certificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan. While the Registrant has no plans to issue additional shares other than pursuant to the Plan, if participants in the Plan desire to exercise any rights which may be issued or granted with respect to shares, they should request that certificates for whole shares be issued to them. Each participant nevertheless has the right to receive certificates for whole shares owned by him.

         The Registrant will distribute proxy material to nominee and record shareholders in accordance with SEC rules and regulations.

         There is no charge to participants for reinvesting dividends or distributions, except for certain brokerage commissions, as described below. State Street's fees for the handling of the reinvestment of dividends and distributions will be paid by the Registrant. There will be no brokerage charges with respect to shares issued directly by the Registrant as a result of dividends or distributions payable either in stock or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to State Street's open market purchases in connection with the reinvestment of dividends or distributions as well as from voluntary cash payments.

         With respect to purchases from voluntary cash payments, State Street will charge a pro rata share of the brokerage commissions and a service fee of $0.75 for each cash purchase. Brokerage charges for purchasing small amounts of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as State Street will be purchasing shares for all participants in blocks and pro-rating the lower commission thus attainable.

         The automatic reinvestment of dividends and distributions will not relieve participants of any income tax which may be payable on such dividends or distributions.

         Experience under the Plan may indicate that changes are desirable. Accordingly, the Registrant reserves the right to amend or terminate the Plan as applied to any voluntary cash payments made and any dividend or distribution paid subsequent to written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend or distribution. The Plan also may be amended or terminated by State Street on at least 90 days' written notice to participants in the Plan. All correspondence concerning the Plan should be directed to State Street at 225 Franklin Street, Boston, Massachusetts 02110.


         10.2. Long-term debt: The Registrant is party to a credit agreement dated as of November 10, 1992, as it may have been amended from time to time, between the Registrant and The Chase Manhattan Bank, N.A. ("Chase Manhattan") (the "Credit Agreement"). Subject to the terms and conditions of the Credit Agreement, Chase Manhattan has agreed to make loans (the "Loans") to the Registrant from time to time up to a maximum of $150,000,000 (the "Commitment"). The Loans may be outstanding as either variable rate or fixed rate loans. The interest rate on variable rate loans is the higher of (i) the Federal Funds Rate plus 3/8 of 1% and (ii) the prime commercial lending rate of Chase Manhattan. The interest rate on fixed rate loans may be the rate either (i) quoted by the principal London branch of Chase Manhattan for the offering to leading banks in the London interbank market of United States Dollar deposits in immediately available funds, for a period equal or comparable to the period of such Loan and in an amount substantially equal to the principal amount of such loan ("Eurodollar Loans"), or (ii) determined by Chase Manhattan to be the average of the bid rates quoted to it at its principal office, 1 Chase Manhattan Plaza, New York, New York 10081, for such Loan by New York certificate of deposit dealers of recognized standing selected by Chase Manhattan for the purchase at face value of certificates of deposit of Chase Manhattan having a maturity equal or comparable to the period of such Loan and in an amount substantially equal to the principal amount of such Loan ("CD Loans"); provided that, if such quotations from such dealers are not available to Chase Manhattan, it will determine a reasonably equivalent rate on the basis of another source or sources selected by it in good faith. Except for borrowings which exhaust the full remaining amount of the Commitment, and prepayments which result in the prepayment of all Loans, each borrowing and prepayment of principal of Loans must be in an amount at least equal to $10,000,000. The Credit Agreement requires that the Registrant pay a commitment fee on the daily average unused Commitment of 1/8 of 1%, calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed. The Registrant has the right to reduce or terminate the amount of unused Commitment at any time or from time to time, provided that: (i) the Registrant gives notice of each such reduction pursuant to the Credit Agreement; and (ii) each partial reduction shall be in an aggregate amount at least equal to $10,000,000. The term of a Loan will be selected by the Registrant pursuant to the Credit Agreement but in the case of variable rate loans and CD Loans will be less than 180 days, and in the case of Eurodollar Loans will be less than six calendar months. As of February 1, 1998, the Registrant did not have any Loans outstanding under the Credit Agreement.

         10.3.  General:  Inapplicable.


         10.4. Taxes: The Registrant has elected to be treated and intends to qualify each year as a regulated investment company under Subchapter M of the Code by meeting all applicable requirements of Subchapter M, including requirements as to the nature of the Registrant's gross income, the amount of Registrant distributions, and the composition of the Registrant's portfolio assets. Because the Registrant intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Registrant will be required to pay any federal income or excise taxes, although the Registrant's foreign-source income may be subject to foreign withholding taxes. If the Registrant should fail to qualify as a "regulated investment company" in any year, the Registrant would incur a regular corporate federal income tax upon its taxable income and distributions received from the Registrant would generally be taxable as ordinary dividend income to its shareholders.


         Shareholders normally will have to pay federal income taxes and any state or local taxes on the dividends and capital gain distributions they receive from the Registrant. Dividends from ordinary income (including interest on municipal obligations) and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes. A portion of the ordinary income dividends paid by the Registrant is normally eligible for the dividends received deduction for corporations if the recipient otherwise qualifies for that deduction with respect to its holding of shares of the Registrant. Availability of the deduction for particular corporate shareholders is subject to certain limitations, and deducted amounts may be subject to the alternative minimum tax or result in certain basis adjustments. Distributions of net capital gains (i.e., the excess of net long-term capital gain over net short-term capital losses), are taxable to shareholders as long-term capital gains for federal income tax purposes without regard to the length of time the shareholders have held their shares. Such capital gains will generally be taxable to shareholders as if the shareholders had directly realized gains from the same sources from which they were realized by the Registrant. Monthly distributions by the Registrant of net short-term capital gains may, to the extent capital losses are subsequently realized, be treated as a return of capital. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Any dividend that is declared by the Registrant in October, November and December of any calendar year that is payable to shareholders of record in such a month and that is paid the following January will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Registrant will notify shareholder regarding the federal tax status of its distributions after the end of each calendar year.

         Distributions will be taxable as described above, whether received in cash or reinvested in additional shares under the Dividend Reinvestment and Cash Purchase Plan (the "Plan"). With respect to distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the shareholder. However, with respect to distributions made in shares issued by the Registrant pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the issued shares on the payment date and a portion of such distributions may be treated as a return of capital. In the case of shares purchased on the open market, a participating shareholder's tax basis in each share received is its cost. In the case of shares issued by the Registrant, the shareholder's tax basis in each share received is its fair market value on the payment date.


         Any distribution by the Registrant will generally result in a reduction in the fair market value of the Registrant's shares by the amount of the distribution. Should a distribution reduce the fair market value below a shareholder's cost basis, such distribution nevertheless would be taxable to the shareholder as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, since the price of shares purchased shortly before a distribution includes the amount of the forthcoming distribution, investors purchasing shares at that time should be aware that the distribution may be taxable to them even though it represents a return of their investment.

         In general, any gain or loss realized upon a taxable disposition of shares of the Registrant by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss; a long-term capital gain realized by an individual, estate or trust may be eligible for reduced tax rates if the shares were held for more than eighteen months. However, any loss realized upon a taxable disposition of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any distributions treated by shareholders as long-term capital gains during such six-month period. Any loss realized upon a taxable disposition of Registrant shares may be disallowed under rules relating to wash sales.

         The Registrant's current dividend and accounting policies that is will affect the amount, timing and character of distributions to shareholders and may, under certain circumstances, make an economic return of capital taxable to shareholders. Any investment in zero coupon bonds, deferred interest bonds, payment in kind bonds, certain stripped securities, and certain securities purchased at a market discount will cause the Registrant to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid income and excise taxes, the Registrant may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Registrant. An investment in residual interests of a CMO that has elected to be treated as a real estate mortgage investment conduit, or "REMIC," can create complex tax problems, especially if the Registrant has state or local governments or other tax-exempt organizations as shareholders.

         The Registrant's transactions in options, Futures Contracts, Options on Futures Contracts Forward Contracts, short sales "against the box" and swaps and related transactions will be subject to special tax rules that may affect the amount, timing and character of the Registrant's income and distributions to shareholders. For example, certain positions held by the Registrant on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Registrant that substantially diminish the Registrant's risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Registrant losses, adjustments in the holding periods of Registrant securities and conversion of short-term into long-term capital losses. The Registrant may make certain tax elections for its "straddles" which could alter the effects of these rules. The Registrant will limit its activities in options, Futures Contracts, Forward Contracts, short sales "against the box," and swaps and related transactions to the extent necessary to meet the requirements of Subchapter M of the Code..

         Special tax considerations apply with respect to foreign investments of the Registrant. Foreign exchange gains and losses realized by the Registrant generally will be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes and investment by the Registrant in certain "passive foreign investment companies" may be limited in order to avoid a tax on the Registrant.

         Investment income received by the Registrant from foreign securities may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle the Registrant to a reduced rate of tax or an exemption from tax on such income; the Registrant intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Registrant's effective rate of foreign tax in advance since the amount of the Registrant's assets to be invested within various countries is not known. If the Registrant holds more than 50% of its assets in foreign stock and securities at the close of its taxable year, the Registrant may elect to "pass through" to the Registrant's shareholders foreign income taxes paid. If the Registrant so elects, shareholders will be required to treat their pro rata portion of the foreign income taxes paid by the Registrant as part of the amounts distributed to them by the Registrant and thus includable in their gross income for federal income tax purposes. Shareholders who itemize deductions would then be allowed to claim a deduction or credit (but not both) on their federal income tax returns for such amounts, subject to certain limitations. Shareholders who do not itemize deductions would (subject to such limitations) be able to claim a credit but not a deduction. No deduction for such amounts will be permitted to individuals in computing their alternative minimum tax liability. If the Registrant does not qualify or elect to "pass through" to the Registrant's shareholders foreign income taxes paid by it, shareholders will not be able to claim any deduction or credit for any part of the foreign taxes paid by the Registrant.

         Dividends and certain other payments to persons who are not citizens or residents of the United States or U.S. entities ("Non-U.S. Persons") are generally subject to U.S. tax withholding at a rate of 30%. The Registrant intends to withhold U.S. federal income tax payments at the rate of 30% (or any lower rate permitted under an applicable treaty) on taxable dividends and other payments made to Non-U.S. Persons that are subject to withholding. Any amounts overwithheld may be recovered by such persons by filing a claim for refund with the U.S. Internal Revenue Service within the time period appropriate to such claims. Distributions received from the Registrant by Non-U.S. Persons may also be subject to tax under the laws of their own jurisdictions. The Registrant is also required in certain circumstances to apply backup withholding at the rate of 31% on taxable dividends and redemption proceeds paid to any shareholder (including a Non-U.S. Person) who does not furnish to the Registrant certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to 30% withholding.

         As long as it qualifies as a regulated investment company under the Code, the Registrant will not be required to pay Massachusetts income or excise taxes.

         Distributions of the Registrant which are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized from the disposition of such obligations) may be exempt from state and local taxes. The Registrant intends to advise shareholders of the proportion of its dividends which consists of such interest. Shareholders should consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes as well as regarding the tax consequences of an investment in the Registrant.

         10.5. Outstanding Securities: The following information is furnished as of January 31, 1998:


(1)                      (2)            (3)                 (4)
                                                            Amount
                                                            Outstanding
                                        Amount Held by      Exclusive
                         Amount         Registrant or for   of Amount Shown
Title of Class           Authorized     its Account         Under (3)


Shares of                124,846,052      31,965,700*       92,880,352 shares
Beneficial Interest,
without par value


*Treasury Shares

         10.6. Securities Ratings: Inapplicable.

Item 11. Defaults and Arrears on Senior Securities: None.

Item 12. Legal Proceedings:  None.


Item 13. Table of Contents of Statement of Additional Information: Inapplicable

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14. Cover Page: Inapplicable.


Item 15. Table of Contents:  Inapplicable.


Item 16. General Information and History: Inapplicable.

Item 17. Investment Objective and Policies:

         17.1, 17.2 and 17.3: None that are not described in the Prospectus.


         17.4. In fiscal year 1997, the turnover rate of the Registrant's portfolio was 172%. In fiscal year 1996, the turnover rate of the Registrant's portfolio was 214%.


         A high turnover rate necessarily involves greater expenses to the Registrant. The Registrant will engage in portfolio trading if it believes that a transaction net of costs (including custodian transaction charges) will help in achieving its investment objective.

Item 18. Management:


         18.1. Trustees, Officers and Advisory Board Members: The Trustees and officers of the Registrant and their principal occupations for at least the last five years are set forth below. (Their titles may have varied during that period.) Unless otherwise noted, the address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116. Trustees and officers who are "interested persons" of the Registrant, as defined in the Investment Company Act of 1940, are denoted by an asterisk (*). The Board of Trustees is divided into three classes, each class having a term of three years ending with the annual meeting of shareholders (or any adjournment thereof) held in the year of expiration, or until the election of a successor. Each year the term of office of one class expires: Messrs. Harwood, Ives and Perera will continue in office until 1998, Messrs. Bailey, Schmidt and Ms. Smith will continue in office until 1999 and Messrs. Poorvu, Scott, Shames and Stone will continue in office until 2000.

Name and Address         Position(s) Held with    Principal Occupation(s) During
                         Registrant               Past 5 years

Richard B. Bailey*       Trustee                  Private Investor;
(born 9/14/26)                                    Massachusetts Financial
                                                  Services Company, former
                                                  Chairman and Director (prior
                                                  to September 30, 1991)
                                                  Cambridge  Bancorp,  Director;
                                                  Cambridge Trust  Company,
                                                  Director
Peter G. Harwood         Trustee                  Private Investor
(born 4/3/26)
211 Lindsay Pond Road
Concord,  Massachusetts

J. Atwood Ives           Trustee                  Eastern Enterprises
(born 5/1/36)                                     (diversified services
9 Riverside Road                                  company), Chairman and Chief
Weston,  Massachusetts                            Executive Officer

Lawrence T. Perera       Trustee                  Hemenway & Barnes, Partner
(born 6/23/35)                                    (attorneys)
60 State  Street
Boston,  Massachusetts

William J. Poorvu        Trustee                  Harvard University Graduate
(born 4/10/35)                                    School of Business
Harvard  Business School                          Administration, Adjunct
Soldiers Field Road                               Professor; CBL & Associates
Cambridge, Massachusetts                          Properties, Inc. (a real
                                                  estate investment trust),
                                                  Director; The Baupost Fund (a
                                                  registered  investment
                                                  company),  Vice Chairman
                                                  (since November 1993)

Charles W. Schmidt       Trustee                  Private Investor, OHM
(born 3/18/28)                                    Corporation, Director;
30 Colpitts Road                                  Mohawk Paper Company,
Weston, Massachusetts                             Director

Arnold D. Scott*         Trustee                  Massachusetts Financial
(born  12/16/42)                                  Services  Company,
                                                  Director, Senior Executive
                                                  Vice President and Secretary

Jeffrey L. Shames*       Trustee                  Massachusetts Financial
(born 6/2/55)                                     Services Company,  Director,
                                                  Chairman, Chief  Executive
                                                  Officer and President

Elaine R. Smith          Trustee                  Independent Consultant;
(born 4/25/46)                                    Brigham and Women's
Weston, Massachusetts                             Hospital

Name and Address         Position(s) Held with    Principal Occupation(s) During
                         Registrant               Past 5 years

David B. Stone           Trustee                  North American Management
(born 9/2/27)                                     Corp. (investment adviser),
Ten Post Office Square,                           Chairman and Director,
Suite 300                                         Eastern Enterprises, Trustee
Boston, Massachusetts

Leslie J. Nanberg*       Vice President           Massachusetts Financial
(born 11/14/45)                                   Services Company, Senior Vice
                                                  President and Director
                                                  of Fixed Income Portfolio
                                                  Management

James T. Swanson         Vice President           Massachusetts Financial
(born 6/12/49)                                    Services Company, Senior Vice
                                                  President

W. Thomas London*        Treasurer                Massachusetts Financial
(born 3/1/44)                                     Services Company, Senior Vice
                                                  President

Ellen M. Moynihan*       Assistant Treasurer      Massachusetts Financial
(born 11/13/57)                                   Services Company, Vice
                                                  President (since September
                                                  1996); Deloitte & Touche LLP,
                                                  Senior Manager (until
                                                  September 1996)

Mark E. Bradley*         Assistant Treasurer      Massachusetts Financial
(born 11/23/59)                                   Services Company, Vice
                                                  President (since March 1997);
                                                  Putnam  Investments, Vice
                                                  President (from September
                                                  1994 until March  1997);
                                                  Ernst & Young, Senior Tax
                                                  Manager (until September 1994)

James O. Yost*           Assistant Treasurer      Massachusetts Financial
(born 6/12/60)                                    Services  Company,  Vice
                                                  President

Stephen E. Cavan*        Secretary and Clerk      Massachusetts Financial
(born 11/6/53)                                    Services  Company,  Senior
                                                  Vice President,  General
                                                  Counsel and Assistant
                                                  Secretary

James R. Bordewick, Jr.* Secretary                Massachusetts Financial
(born 3/6/59)                                     Services Company, Senior Vice
                                                  President and Associate
                                                  General Counsel


         Each Trustee and officer holds comparable positions with certain MFS affiliates or with certain other funds of which MFS or a subsidiary of MFS is the investment adviser or distributor.


         18.2. Each Trustee is also a Trustee of MFS Series Trust III, MFS Series Trust IV, MFS Series Trust V, MFS Series Trust VII, MFS Series Trust IX, MFS Series Trust X, Massachusetts Investors Trust, Massachusetts Investors Growth Stock Fund, MFS Growth Opportunities Fund, MFS Government Securities Fund and MFS Municipal Income Trust.

Messrs. Bailey, Scott and Shames are Trustees of each of the MFS Funds and MFS Charter Income Trust, MFS Government Markets Income Trust, MFS Special Value Trust and MFS Intermediate Income Trust.


         18.3.    Inapplicable.

         18.4.a. The following table lists all trustees of the Registrant and each of the three highest paid executive officers or any affiliated person of the Registrant with aggregate compensation from the Registrant for the most recently completed fiscal year in excess of $60,000 ("Compensated Persons").

      (1)             (2)          (3)              (4)             (5)
Name of Person,   Aggregate    Pension or       Estimated        Total
Position          Compensation Retirement       Annual Benefits  Compensation
(Estimated Credit From Fund(1) Benefits Accrued Upon Retirement  From Fund and
Years of Services              As part of Fund  (2)              Fund Complex
(2)(5))                        Expenses(1)                       Paid to
                                                                 Directors(3)


Richard B.          $1,400         $4,850         (4)              $242,022
Bailey, Trustee
(8)

Peter G.            $15,000        $3,633         (4)              $121,105
Harwood,
Trustee (5)

J. Atwood Ives,     $14,000        $5,250         (4)              $108,720
Trustee (17)

Lawrence T.         $16,000        $8,333         (4)              $127,055
Perera, Trustee
(21)

William J.          $15,000        $9,083         (4)              $121,105
Poorvu, Trustee
(21)

      (1)             (2)          (3)              (4)             (5)
Name of Person,   Aggregate    Pension or       Estimated        Total
Position          Compensation Retirement       Annual Benefits  Compensation
(Estimated Credit From Fund(1) Benefits Accrued Upon Retirement  From Fund and
Years of Services              As part of Fund  (2)              Fund Complex
(2)(5))                        Expenses(1)                       Paid to

Charles W.          $15,000        $8,583         (4)                 $121,105
Schmidt, Trustee
(14)

Arnold D. Scott,      None         None           None                None
Trustee

Jeffrey L.            None         None           None                None
Shames, Trustee

Elaine R. Smith,    $16,500        $5,172         (4)                 $132,035
Trustee (27)

David B. Stone,     $16,000        $7,400         (4)                 $127,055
Trustee (11)


         (1)      For fiscal year ended October 31, 1997.
         (2)      Based on normal retirement age of 73.
         (3) For calendar year 1997. All Trustees receiving compensation served as Trustees of 27funds within the MFS fund complex (having aggregate net assets at December 31, 1997, of approximately $28,978,922 billion) except Mr. Bailey, who served as Trustee of 69 funds within the MFS fund complex (having aggregate net assets at December 31, 1997, of approximately $47,848,673 billion).
         (4) See table set forth below under Item 18.4.b for estimated annual benefits payable upon retirement by the Registrant to a Trustee based on his or her credited years of service.


         (5) Estimated credited years of service include the total years of service plus the expected years until retirement.


         The Registrant pays each Trustee who is not an officer of the Investment Adviser a fee of $9,000 per year plus $1,500 per meeting and $500 per committee meeting attended. For attendance at meetings as Trustees, the Trustees of the Registrant as a group received $121,500 from the Registrant for the fiscal year ended October 31, 1997.


         18.4.b. The Registrant has adopted a retirement plan for non-interested Trustees. Under this plan, a Trustee will retire upon reaching age 73 and if the Trustee has completed at least 5 years of service, he would be entitled to annual payments during his lifetime of up to 50% of such Trustee's average annual compensation (based on the three years prior to his retirement) depending on his length of service. A Trustee may also retire prior to age 73 and receive reduced payments if he has completed at least 5 years of service. Under the plan, a Trustee (or his beneficiaries) will also receive benefits for a period of time in the event the Trustee is disabled or dies. These benefits will also be based on the Trustee's average annual compensation and length of service. There is no retirement plan provided by the Registrant for the interested Trustees. However, Mr. Bailey, who retired as Chairman of MFS as of September 30, 1991, will eventually become eligible for retirement benefits. The Registrant will accrue compensation expenses each year to cover current year's service and amortize past service cost.

         The following table sets forth the estimated annual benefits payable by the Registrant to the non- interested Trustees and Mr. Bailey upon retirement.

         Estimated Annual Benefits Payable by Registrant upon Retirement(1)

         Average         Years of Service
         Trustee Fees      3            5         7        10 or more


         $ 12,600        $1,890       $3,150   $4,410       $6,300
           13,710         2,057        3,428    4,799        6,855
           14,820         2,223        3,705    5,187        7,410
           15,930         2,390        3,983    5,576        7,965
           17,040         2,556        4,260    5,964        8,520
           18,150         2,723        4,538    6,353        9,075

(1) Other funds in the MFS fund complex provide similar retirement benefits to the Trustee.

Item 18.4(c):  Inapplicable.

Item 19. Control Persons and Principal Holders of Securities:

Item 19.1 and 19.2: As of January 31, 1998, Cede & Co., c/o The Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, New York 10004, (as nominee for the Depository Trust Company, 7 Hanover Square, New York, New York, 10004), was the record owner of approximately 80% of the outstanding shares of the Registrant

Item 19.3: As of January 31, 1998, all Trustees and officers of the Registrant as a group own of record less than 1% of the outstanding shares of the Registrant.


Item 20. Investment Advisory and Other Services:


         Items  20.1  through  20.5.  See  Item  9.1.b.  of  this   Registration
Statement. For the fiscal year ended October 31, 1997, 1996 and 1995, MFS received fees under the Registrant's Investment Advisory Agreement of $5,820,180, $6,125,243 and $6,671,157, respectively.

         20.6.  See Item 9.1.e.  Inapplicable.

         20.7. The principal business address of the Registrant's independent auditors, Ernst & Young LLP, is 200 Clarendon Street, Boston, MA 02116. Ernst & Young LLP certifies financial statements of the Registrant as required by any law or regulation to be certified and provides other tax related services for the Registrant (such as tax return preparation and assistance and consultation with respect to the preparation of filings with the SEC).

         20.8. Pursuant to the Registrar, Transfer Agency and Service Agreement between the Registrant and MFS Service Center, Inc., MFS Service Center, Inc. ("MFSC") acts as the Registrant's registrar and transfer agent for the Registrant's authorized and issued shares of beneficial interest, as well as dividend disbursing agent for the Registrant, and agent in connection with the Dividend Reinvestment and Cash Purchase Plan of the Registrant. For account maintenance, the Registrant currently pays MFSC a fee based on the total number of accounts for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent. If the total number of accounts is less than 75,000, the annual account fee is $9.00. If the total number of accounts is 75,000 or more, the annual account fee is $8.00. For dividend services, MFSC charges $0.75 per dividend reinvestment and $0.75 per cash infusion. If the total amount of fees related to dividend services is less than $1,000 per month for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent, the minimum fee for the Registrant for these services will be $167 per month. The Registrant will reimburse MFSC for reasonable out- of-pocket expenses and advances incurred by MFSC and for any other expenses incurred by MFSC at the request, or with the consent, of the Registrant.

Item 21. Brokerage Allocation and Other Practices: Specific decisions to purchase or sell securities for the Registrant are made by employees of the Investment Adviser who are appointed and supervised by its senior officers. Changes in the Registrant's investments are reviewed by the Board of Trustees. Such employees may serve other clients of the Investment Adviser or any subsidiary in a similar capacity.

         The primary consideration in portfolio security transactions is execution at the most favorable prices. The Investment Adviser has complete freedom as to the markets in and the broker-dealers through which it seeks this result. Government Securities and, in the United States and in certain other countries, debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, securities may be traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer's mark-up or mark-down. The Investment Adviser normally seeks to deal directly with the primary market maker or on major exchanges, unless in its opinion, better execution is available elsewhere. Securities firms may receive brokerage commissions on transactions involving options, futures and options on futures and the purchase and sale of underlying securities upon exercise of options. The brokerage commissions associated with buying and selling options may be proportionately higher than those associated with general securities transactions. Subject to the requirement of seeking execution at the most favorable price, securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Investment Adviser or who have sold shares of funds for which MFS or any subsidiary serves as investment adviser. At present no arrangements to recapture commission payments are in effect. For the fiscal year ended October 31, 1997 and October 31, 1996, the Registrant paid brokerage commissions of $1,801 and $172, respectively, on total transactions, excluding purchased option transactions and short-term obligations, of $1,649,634, and $377,071, respectively. For the fiscal year ended October 31, 1995, the Registrant did not pay any brokerage commissions.

         The Trustees of the Registrant (together with the Trustees of the other MFS Funds) have directed the Investment Adviser to allocate a total of $54,160 of commission business from the MFS Funds to the Pershing Division of Donaldson, Lufkin & Jenrette as consideration for the annual renewal of certain publications provided by Lipper Analytical Securities Corporation (which provides information useful to the Trustees in reviewing the relationship between the Registrant and the Investment Adviser).


Item 22. Tax Status:  None.


Item 23. Financial Statements: The following are incorporated herein by reference from the Registrant's Annual Report to its shareholders, for its fiscal year ended October 31, 1997, copies of which have been filed with the
SEC:

         Portfolio of  Investments  at October 31, 1997
         Statement of Assets and Liabilities  at October 31, 1997
         Statement of Operations for the year ended October 31, 1997 Statement of Changes in Net Assets for the years ended October 31,
               1997 and 1996
         Financial Highlights for the ten years ended October 31, 1988, 1989, 1990, 1991, 1992, 1993, 1994, 1995, 1996 and 1997.


         Notes to Financial Statements
         Report of Independent Auditors

                                     PART C
                                OTHER INFORMATION


Item 24.  Financial Statements and Exhibits:

1.  Financial Statements:

                  The following have been incorporated by reference in Item 23:

                           Portfolio of Investments at October 31, 1997
                           Statement  of Assets and  Liabilities  at October 31,
                                 1997
                           Statement of  Operations  for year ended  October 31,
                                 1997
                           Statement  of  Changes  in Net  Assets  for the years
                                 ended October 31, 1997 and 1996
                           Financial  Highlights for the ten years ended October
                                 31, 1988,  1989,  1990,  1991, 1992, 1993,
                                 1994, 1995, 1996  and 1997


                          Notes to Financial Statements
                          Report of Independent Auditors


2.  Exhibits:

                           (a)(1)   --       Declaration of Trust, dated
                                             January 9, 1987 (previously  filed
                                             as Exhibit 2(a)(1) to Amendment No.
                                             11 to the Registration  Statement
                                             on Form N-2,  filed  with the SEC
                                             on January  26,  1998 ("Amendment
                                             No. 11")); incorporated herein by
                                             reference.

                           (a)(2)   --       Amendment to Declaration of Trust,
                                             dated January 30, 1987 (previously
                                             filed as Exhibit 2(a)(2) to
                                             Amendment No. 11); incorporated
                                             herein by reference.

                           (a)(3)   --       Amendment to Declaration of Trust,
                                             dated April 19, 1989 (previously
                                             filed as Exhibit 2(a)(3) to
                                             Amendment No. 11); incorporated
                                             herein by reference.

                           (b)(1)   --       Amended and Restated By-Laws dated
                                             December 21, 1994 (previously
                                             filed as Exhibit (2)(b)(3) to
                                             Amendment No. 9 to the
                                             Registration  Statement on Form N-2
                                             filed with the SEC on February 28,
                                             1995 ("Amendment No. 9"));
                                             incorporated herein by reference.

                           (c)      --       Inapplicable.

                           (d)      --       Specimen certificate for Shares of
                                             Beneficial  Interest,  without par
                                             value  (previously  filed as
                                             Exhibit  2(d) to Amendment No. 11);
                                             incorporated herein by reference.

                           (e)      --       The section "Dividend Reinvestment
                                             and Cash  Purchase  Plan" on page 3
                                             of the Registrant's Annual Report
                                             to its Shareholders, for its fiscal
                                             year ended October 31, 1997;
                                             incorporated herein by reference.

                           (f)      --       Inapplicable.

                           (g)(1)   --       Investment Advisory Agreement,
                                             dated February 25, 1987 (previously
                                             filed as Exhibit 2(g)(1) to
                                             Amendment No. 11); incorporated
                                             herein by reference.

                           (g)(2)   --       Administrative Services Agreement,
                                             dated March 1, 1997,  between
                                             Massachusetts  Financial Services
                                             Company and the Registrant
                                             (previously   filed  as  Exhibit
                                             2(g)(2)  to  Amendment  No.  11);
                                             incorporated herein by reference.

                           (h)      --       Omitted pursuant to General
                                             Instruction G.3. to Form N-2.

                           (i)      --       Retirement Plan for Non-Interested
                                             Person  Trustees,  dated  January
                                             1, 1991  (previously  filed as
                                             Exhibit 2(i) to Amendment No. 11);
                                             incorporated herein by reference.

                           (j)(1)   --       Custodian Agreement dated February
                                             25, 1987 (previously filed as
                                             Exhibit 2(j)(1) to Amendment No.
                                             11); incorporated herein by
                                             reference.

                           (j)(2)   --       Amendment to Custodian Agreement
                                             dated October 1, 1989 (previously
                                             filed as Exhibit 2(j)(2) to
                                             Amendment No. 11); incorporated
                                             herein by reference.

                           (j)(3)   --       Amendment to Custodian Agreement
                                             dated February 29, 1988 (previously
                                             filed as Exhibit 2(j)(3) to
                                             Amendment No. 11); incorporated
                                             herein by reference.

                           (j)(4)   --       Amendment to Custodian Agreement
                                             dated December 28, 1990 (previously
                                             filed as Exhibit 2(j)(4) to
                                             Amendment No. 11); incorporated
                                             herein by reference.

                           (j)(5)   --       Amendment to the Custodian
                                             contract, dated September 17, 1991
                                             (previously filed as Exhibit 2(j)
                                             (5) to Amendment No. 11);
                                             incorporated herein by reference.

                           (k)(1)   --       Registrar, Transfer Agency and
                                             Service Agreement, dated August 15,
                                             1994 (previously filed as Exhibit
                                             (2)(k)(2) to Amendment No. 9
                                             ("Amendment No. 9")); incorporated
                                             herein by reference by reference.

                           (k)(2)   --       Credit Agreement dated as of
                                             November 10, 1992 between
                                             Registrant and Chase Manhattan
                                             Bank, N.A. (previously filed as
                                             Exhibit 2(k)(2) to Amendment No.
                                             11); incorporated herein
                                             by reference.

                           (l)      --       Omitted pursuant to General
                                             Instruction G.3 to Form N-2.

                           (m)      --       Inapplicable.

                           (n)      --       Omitted pursuant to General
                                             Instruction G.3 to Form N-2.

                           (o)      --       Omitted pursuant to General
                                             Instructions G.3 to Form N-2.

                           (p)      --       Form of Purchase Agreement
                                             (previously filed as Exhibit 2(p)
                                             to Amendment No. 11); incorporated
                                             herein by reference.

                           (q)      --       Inapplicable.

                           (r)      --       Financial Data  Schedules;  filed
                                             herewith.


Item 25.  Marketing Arrangements:  Inapplicable.

Item 26.  Other Expenses of Issuance and Distribution:  Inapplicable.

Item 27.  Persons  Controlled  by or  Under  Common  Control  with  Registrant:
            Inapplicable.

Item 28. Number of Holders of Securities:

                 (1)                                               (2)
           Title of Class                             Number of Record Holders


Shares of Beneficial Interest                                16,656
 (without par value)     92,880,352                    (as of January 31, 1998)


Item 29. Indemnification: Article V of the Registrant's Declaration of Trust provides that the Registrant will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the

Registrant, unless as to liabilities to the Registrant or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or with respect to any matter unless it is adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Registrant. In the case of a settlement, such indemnification will not be provided unless it has been determined in accordance with the Declaration of Trust that such officers or Trustees have not engaged in misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices.

         The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 30. Business and Other Connections of Investment Adviser:


         MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds (except the Vertex Funds mentioned below):
Massachusetts Investors Trust, Massachusetts Investors Growth Stock Fund, MFS Growth Opportunities Fund, MFS Government Securities Fund, MFS Government Limited Maturity Fund, MFS Series Trust I (which has thirteen series: MFS Managed Sectors Fund, MFS Cash Reserve Fund, MFS World Asset Allocation Fund, MFS Strategic Growth Fund, MFS Research Growth and Income Fund, MFS Core Growth Fund, MFS Equity Income Fund, MFS Special Opportunities Fund, MFS Convertible Securities Fund, MFS Blue Chip Fund, MFS New Discovery Fund, MFS Science and Technology Fund and MFS Research International Fund), MFS Series Trust II (which has three series: MFS Emerging Growth Fund, MFS Large Cap Growth Fund and MFS Intermediate Income Fund), MFS Series Trust III (which has two series: MFS High Income Fund and MFS Municipal High Income Fund), MFS Series Trust IV (which has four series: MFS Money Market Fund, MFS Government Money Market Fund, MFS Municipal Bond Fund and MFS Mid Cap Growth Fund), MFS Series Trust V (which has six series: MFS Total Return Fund, MFS Research Fund, MFS International Opportunities Fund, MFS International Strategic Growth Fund, MFS International Value Fund and MFS Asia Pacific Fund), MFS Series Trust VI (which has three series: MFS World Total Return Fund, MFS Utilities Fund and MFS World Equity
Fund), MFS Series Trust VII (which has two series: MFS World Governments Fund and MFS Value Fund), MFS Series Trust VIII (which has two series: MFS Strategic Income Fund and MFS World Growth Fund), MFS Series Trust IX (which has three series: MFS Bond Fund, MFS Limited Maturity Fund and MFS Municipal Limited Maturity Fund), MFS Series Trust X (which has eight series: MFS Government
Mortgage Fund, MFS/Foreign & Colonial Emerging Markets Equity Fund, MFS International Growth Fund, MFS International Growth and Income Fund, MFS Real Estate Investment Fund, MFS Strategic Value Fund, MFS Small Cap Value Fund and MFS Emerging Markets Debt Fund), MFS Series Trust XI (which has six series: MFS Union Standard Equity Fund, Vertex All Cap Fund, Vertex Research All Cap Fund, Vertex Growth Fund, Vertex Discovery Fund and Vertex Contrarian Fund (the Vertex Funds are expected to be declared effective April 28, 1998)), and MFS Municipal Series Trust (which has 16 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California

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                                        67


Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund and MFS Municipal Income Fund) (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS also serves as investment  adviser of the following open-end Funds:
MFS  Institutional  Trust  ("MFSIT")  (which has seven  series) and MFS Variable
Insurance Trust ("MVI") (which has twelve series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

         In addition, MFS serves as investment adviser to the following closed-end funds: MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 26 series), Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston,
Massachusetts   02116.   The   principal   business   address  of  each  of  the
aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181.

         Vertex Investment Management, Inc., a Delaware corporation and a wholly owned subsidiary of MFS, whose principal business address is 500 Boylston Street, Boston, Massachusetts 02116 ("Vertex"), serves as investment adviser to Vertex All Cap Fund, Vertex Research All Cap Fund, Vertex Growth Fund, Vertex Discovery Fund and Vertex Contrarian Fund, each a series of MFS Series Trust XI. The principal business address of the aforementioned Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS International Ltd. ("MIL"), a limited liability company organized under the laws of Bermuda and a subsidiary of MFS, whose principal business address is Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda, serves as investment adviser to and distributor for MFS American Funds (which has six portfolios: MFS American Funds-U.S. Equity Fund, MFS American Funds-U.S. Emerging Growth Fund, MFS American Funds-U.S. High Yield Bond Fund, MFS American Funds - U.S. Dollar Reserve Fund, MFS American Funds-Charter Income Fund and MFS American Funds-U.S. Research Fund) (the "MIL Funds"). The MIL Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the MIL Funds is 47, Boulevard Royal, L-2449 Luxembourg.

         MIL also serves as investment adviser to and distributor for MFS Meridian U.S. Government Bond Fund, MFS Meridian Charter Income Fund, MFS Meridian Global Governments Fund, MFS Meridian U.S. Emerging Growth Fund, MFS Meridian Global Equity Fund, MFS Meridian Limited Maturity Fund, MFS Meridian World Growth Fund, MFS Meridian Money Market Fund, MFS Meridian World Total Return Fund, MFS Meridian U.S. Equity Fund, MFS Meridian Research Fund, MFS Meridian U.S. High Yield Fund and MFS Meridian Emerging Markets Debt Fund (collectively the "MFS Meridian Funds"). Each of the MFS Meridian Funds is organized as an exempt company under the laws of the Cayman Islands. The principal business address of each of the MFS Meridian Funds is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

         MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is 4 John Carpenter Street, London, England ED4Y 0NH, is involved primarily in marketing and investment research activities with respect to private clients and the MIL Funds and the MFS Meridian Funds.

         MFS Institutional Advisors (Australia) Ltd. ("MFSI-Australia"), a private limited company organized under the Corporations Law of New South Wales, Australia whose current address is Level 37, Governor Phillip Tower, One Farrer Place, Sydney, N5W2000, Australia, is involved primarily in investment management and distribution of Australian superannuation unit trusts and acts as an investment adviser to institutional accounts.

         MFS Holdings Australia Pty Ltd. ("MFS Holdings Australia"), a private limited company organized pursuant to the Corporations Law of New South Wales, Australia whose current address is Level 37, Governor Phillip Tower, One Farrer Place, Sydney, NSW2000 Australia, and whose function is to serve primarily as a holding company.

         MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI and MFSIT.

         MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFSIT and MVI.

         MFS Institutional Advisors, Inc. ("MFSI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

         MFS Retirement Services, Inc. ("RSI"), a wholly owned subsidiary of MFS, markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

         MFS

         The Directors of MFS are Jeffrey L. Shames, Arnold D. Scott, John W. Ballen, Donald A. Stewart and John D. McNeil. Mr. Shames is the Chairman, Chief Executive Officer and President, Mr. Scott is a Senior Executive Vice President and Secretary, William W. Scott, Jr., Patricia A. Zlotin, John W. Ballen, Thomas J. Cashman, Jr., Joseph W. Dello Russo and Kevin R. Parke are Executive Vice Presidents, Stephen E. Cavan is a Senior Vice President, General Counsel and an Assistant Secretary, Robert T. Burns is a Senior Vice President, Associate General Counsel and an Assistant Secretary of MFS, and Thomas B. Hastings is a Vice President and Treasurer of MFS.

         Massachusetts Investors Trust
         Massachusetts Investors Growth Stock Fund
         MFS Growth Opportunities Fund
         MFS Government Securities Fund
         MFS Series Trust I
         MFS Series Trust V
         MFS Series Trust VI
         MFS Series Trust X
         MFS Government Limited Maturity Fund

         Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley, Vice Presidents of MFS, are the Assistant Treasurers, James R. Bordewick, Jr., Senior Vice President and Associate General Counsel of MFS, is the Assistant Secretary.

         MFS Series Trust II

         Leslie J. Nanberg, Senior Vice President of MFS, is a Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Government Markets Income Trust
         MFS Intermediate Income Trust

         Leslie J. Nanberg, Senior Vice President of MFS, is a Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust III

         James T. Swanson, Robert J. Manning and Joan S. Batchelder, Senior Vice Presidents of MFS, and Bernard Scozzafava, Vice President of MFS, are Vice Presidents, Sheila

Burns-Magnan, Assistant Vice President of MFS, and Daniel E. McManus, Vice President of MFS, are Assistant Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust IV
         MFS Series Trust IX

         Robert A. Dennis and Geoffrey L. Kurinsky, Senior Vice Presidents of MFS, are Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust VII

         Leslie J. Nanberg and Stephen C. Bryant, Senior Vice Presidents of MFS, are Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust VIII

         Jeffrey L. Shames, Leslie J. Nanberg and James T. Swanson and John D. Laupheimer, Jr., a Senior Vice President of MFS, are Vice Presidents, Stephen
E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James
R. Bordewick, Jr. is the Assistant Secretary.

         MFS Municipal Series Trust

         Robert A. Dennis is Vice President, David B. Smith and Geoffrey L. Schechter, Vice Presidents of MFS, are Vice Presidents, Daniel E. McManus, Vice President of MFS, is an Assistant Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Variable Insurance Trust
         MFS Series Trust XI
         MFS Institutional Trust

         Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Municipal Income Trust

         Robert J. Manning is Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Multimarket Income Trust
         MFS Charter Income Trust

         Leslie J.  Nanberg and James T.  Swanson are Vice  Presidents,  Stephen
E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James
R. Bordewick, Jr. is the Assistant Secretary.

         MFS Special Value Trust

         Robert J. Manning is Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS/Sun Life Series Trust

         John D. McNeil, Chairman and Director of Sun Life Assurance Company of Canada, is the Chairman, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         Money Market Variable Account
         High Yield Variable Account
         Capital Appreciation Variable Account
         Government Securities Variable Account
         Total Return Variable Account
         World Governments Variable Account
         Managed Sectors Variable Account

         John D. McNeil is the Chairman, Stephen E. Cavan is the Secretary, and James R. Bordewick, Jr. is the Assistant Secretary.

         Vertex

         Jeffrey L. Shames and Arnold D. Scott are the Directors, Jeffrey L. Shames is the President, Kevin R. Parke and John W. Ballen are Executive Vice Presidents, John F. Brennan, Jr., and John D. Laupheimer are Senior Vice
Presidents, Brian E. Stack is a Vice President, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

         MIL

         Arnold D. Scott, Jeffrey L. Shames and Thomas J. Cashman, Jr. are Directors, Stephen E. Cavan is a Director, Senior Vice President and the Clerk, Robert T. Burns is an Assistant Clerk, Joseph W. Dello Russo, Executive Vice President and Chief Financial Officer of MFS, is the Treasurer and Thomas
B. Hastings is the Assistant Treasurer.

         MIL-UK

         Thomas J. Cashman, Jr. is President and a Director, Arnold D. Scott and Jeffrey L. Shames are Directors, Stephen E. Cavan is a Director and the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Assistant Secretary.

         MFSI - Australia

         Thomas J. Cashman, Jr. is President and a Director, Graham E. Lenzer, John A. Gee and David Adiseshan are Directors, Stephen E. Cavan is the
Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

         MFS Holdings - Australia

         Jeffrey L. Shames is the President and a Director, Arnold D. Scott, Thomas J. Cashman, Jr., and Graham E. Lenzer are Directors, Stephen E. Cavan is the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

         MIL Funds

         Richard B. Bailey, John A. Brindle, Richard W. S. Baker, Arnold D. Scott, Jeffrey L. Shames and William F. Waters are Directors, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Meridian Funds

         Richard B. Bailey, John A. Brindle, Richard W. S. Baker, Arnold D. Scott, Jeffrey L. Shames and William F. Waters are Directors, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James R. Bordewick, Jr. is the Assistant Secretary and James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers.

         MFD

         Arnold D. Scott and Jeffrey L. Shames are Directors, William W. Scott, Jr., an Executive Vice President of MFS, is the President, Stephen E. Cavan is the Secretary, Robert T. Burns is the Assistant Secretary, Joseph W. Dello Russo is the Treasurer, and Thomas B. Hastings is the Assistant Treasurer.

         MFSC

         Arnold D. Scott and Jeffrey L. Shames are Directors, Joseph A. Recomendes, a Senior Vice President and Chief Information Officer of MFS, is Vice Chairman and a Director, Janet A. Clifford is the President, Joseph W.
Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary, and Robert T. Burns is the Assistant Secretary.

         MFSI

         Jeffrey L. Shames, and Arnold D. Scott are Directors, Thomas J. Cashman, Jr., is the President and a Director, Leslie J. Nanberg is a Senior Vice President, a Managing Director and a Director, Kevin R. Parke is the Executive Vice President and a Managing Director, George F. Bennett, Jr., John
A. Gee, Brianne Grady, Joseph A. Kosciuszek and Joseph J. Trainor are Senior Vice Presidents and Managing Directors, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Secretary.

         RSI

         Arnold D. Scott is the Chairman and a Director, Martin E. Beaulieu is the President, William W. Scott, Jr. is a Director, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

         In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

         Donald A. Stewart         President and a Director,  Sun Life Assurance
                                   Company of Canada, Sun Life Centre, 150 King
                                   Street West, Toronto,  Ontario, Canada (Mr.
                                   Stewart  is  also  an  officer  and/or
                                   Director of various subsidiaries and affiliates of Sun Life)

         John D. McNeil Chairman,  Sun Life Assurance Company of Canada, Sun
                                   Life Centre, 150 King Street West,  Toronto,
                                   Ontario,  Canada (Mr. McNeil is also an
                                   officer and/or Director of various
                                   subsidiaries and affiliates of Sun Life)

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                                       74

         Joseph W. Dello Russo     Director of Mutual Fund Operations, The
                                   Boston Company, Exchange Place, Boston,
                                   Massachusetts (until August, 1994)



Item 31.  Location of Accounts and Records:

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                  NAME                               ADDRESS

         Massachusetts Financial             500 Boylston Street
         Services Company                    Boston, Massachusetts 02116

         State Street Bank and               State Street South, 5-West
         Trust Company                       North Quincy, Massachusetts 02171

         MFS Service Center, Inc.            500 Boylston Street
         (transfer agent)                    Boston, MA  02116

Item 32.  Management Services:  Inapplicable.

Item 33.  Undertakings:  Inapplicable.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 24th day of February, 1998.


                                        MFS MULTIMARKET INCOME TRUST




                                        By:  JAMES R. BORDEWICK, JR.
                                             James R. Bordewick, Jr.
                                             Assistant Secretary

                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibits

    27              Financial Data Schedule.